                               LOAN AGREEMENT

                         Dated as of December 31, 1997

                              by and between

                    BPP/GOLDEN STATE ACQUISITIONS, L.L.C.
                              (as Borrower)

                                   and

                    NOMURA ASSET CAPITAL CORPORATION
                              (as Lender)

                               TABLE OF CONTENTS
                                                                           Page

ARTICLE I. CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.1. Definitions. . . . . . . . . . . . . . . . . . . . . . . . .1
ARTICLE II. GENERAL TERMS. . . . . . . . . . . . . . . . . . . . . .. . .  . 27
     Section 2.1. Amount of the Loan . . . . . . . . . . . . . . . . . . . . 27
     Section 2.2. Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . 27
     Section 2.3. Security for the Loan. . . . . . . . . . . . . . . . . . . 27
     Section 2.4. Borrower's Note. . . . . . . . . . . . . . . . . . . . . . 28
     Section 2.5. Principal and Interest Payments. . . . . . . . . . . . . . 28
     Section 2.6. Voluntary Defeasance . . . . . . . . . . . . . . . . . . . 29
     Section 2.7. Prepayment . . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 2.8. Application of Payments. . . . . . . . . . . . . . . . . . 32
     Section 2.9. Payment of Debt Service, Method and Place of Payment . . . 32
     Section 2.10. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     Section 2.11. Defeasance Requirements . . . . . . . . . . . . . . . . . 32
     Section 2.12. Central Cash Management . . . . . . . . . . . . . . . . . 34
     Section 2.13. Security Agreement. . . . . . . . . . . . . . . . . . . . 42
     Section 2.14. Securitization. . . . . . . . . . . . . . . . . . . . . . 44
     Section 2.15. Supplemental Deed of Trust Affidavits . . . . . . . . . . 46
     Section 2.16. Transfer of Trust Property. . . . . . . . . . . . . . . . 46
ARTICLE III. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . 46
     Section 3.1. Conditions Precedent to the Making of the Loan . . . . . . 46
     Section 3.2. Form of Loan Documents and Related Matters . . . . . . . . 51

ARTICLE IV. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 51
     Section 4.1. Representations and Warranties of Borrower . . . . . . . . 51
     Section 4.2. Survival of Representations and Warranties . . . . . . . . 59
ARTICLE V. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . 59
     Section 5.1. Borrower Covenants . . . . . . . . . . . . . . . . . . . . 59
ARTICLE VI. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 6.1. Borrower Negative Covenants. . . . . . . . . . . . . . . . 70
ARTICLE VII. DEFAULTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 7.1. Event of Default . . . . . . . . . . . . . . . . . . . . . 73
     Section 7.2. Remedies . . . . . . . . . . . . . . . . . . . . . . . . . 76
     Section 7.3. Remedies Cumulative. . . . . . . . . . . . . . . . . . . . 76
     Section 7.4. Lender's Right to Perform. . . . . . . . . . . . . . . . . 77
ARTICLE VIII. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 77
     Section 8.1. Survival . . . . . . . . . . . . . . . . . . . . . . . . . 77
     Section 8.2. Lender's Discretion. . . . . . . . . . . . . . . . . . . . 77
     Section 8.3. Governing Law. . . . . . . . . . . . . . . . . . . . . . . 78
     Section 8.4. Modification, Waiver in Writing. . . . . . . . . . . . . . 78
     Section 8.5. Delay Not a Waiver . . . . . . . . . . . . . . . . . . . . 78
     Section 8.6. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 78
     Section 8.7. Trial By Jury. . . . . . . . . . . . . . . . . . . . . . . 79
     Section 8.8. Headings . . . . . . . . . . . . . . . . . . . . . . . . . 79
     Section 8.9. Assignment . . . . . . . . . . . . . . . . . . . . . . . . 79
     Section 8.10. Severability. . . . . . . . . . . . . . . . . . . . . . . 79
     Section 8.11. Preferences . . . . . . . . . . . . . . . . . . . . . . . 80

     Section 8.12. Waiver of Notice. . . . . . . . . . . . . . . . . . . . . 80
     Section 8.13. Remedies of Borrower. . . . . . . . . . . . . . . . . . . 80
     Section 8.14. Exculpation . . . . . . . . . . . . . . . . . . . . . . . 80
     Section 8.15. Exhibits Incorporated . . . . . . . . . . . . . . . . . . 81
     Section 8.16. Offsets, Counterclaims and Defenses . . . . . . . . . . . 81
     Section 8.17. No Joint Venture or Partnership . . . . . . . . . . . . . 82
     Section 8.18. Waiver of Marshalling of Assets Defense . . . . . . . . . 82
     Section 8.19. Waiver of Counterclaim. . . . . . . . . . . . . . . . . . 82
     Section 8.20. Conflict: Construction of Documents . . . . . . . . . . . 82
     Section 8.21. Brokers and Financial Advisors. . . . . . . . . . . . . . 82
     Section 8.22. Counterparts. . . . . . . . . . . . . . . . . . . . . . . 82
     Section 8.23. Estoppel Certificates . . . . . . . . . . . . . . . . . . 83
     Section 8.24. Payment of Expenses . . . . . . . . . . . . . . . . . . . 83
     Section 8.25. Bankruptcy Waiver . . . . . . . . . . . . . . . . . . . . 83
     Section 8.26. Entire Agreement. . . . . . . . . . . . . . . . . . . . . 83
     Section 8.27. Dissemination of Information. . . . . . . . . . . . . . . 84
     Section 8.28. Limitation of Interest. . . . . . . . . . . . . . . . . . 84
     Section 8.29. Indemnification . . . . . . . . . . . . . . . . . . . . . 85
     Section 8.30. Borrower Acknowledgments. . . . . . . . . . . . . . . . . 85
     Section 8.31. Publicity . . . . . . . . . . . . . . . . . . . . . . . . 85
     Section 8.32. Cross-Collateralization . . . . . . . . . . . . . . . . . 85

                                       LOAN AGREEMENT

     THIS LOAN AGREEMENT, made as of December 31, 1997, is by and between NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (together, with its successors and assigns, "Lender"), having an address at 2 World Financial Center, Building B, New York, New York 10281-1198, Attention: Sheryl McAfee, Telefax Number (212) 667-1206, and BPP/GOLDEN STATE ACQUISITIONS, L.L.C., a Delaware limited liability company ("Borrower"), with an address of c/o Burnham Pacific Properties, Inc., 610 West Ash Street, San Diego, California 92101, Attention: Daniel Platt, Telefax Number: (619) 652-4711.

                                RECITALS

      WHEREAS, Borrower desires to obtain a loan (the "Loan") from Lender in the principal amount of One Hundred Thirty-Five Million Thirty-Nine Thousand Nine Hundred Fifty and 82/100 Dollars ($135,039,950.82) (the "Loan Amount") to pay the acquisition costs for the Facilities to be acquired by Borrower;

     WHEREAS, Lender is willing to make the Loan on the condition that Borrower joins in the execution and delivery of this Agreement which shall establish the terms and conditions of the Loan; and

     WHEREAS, Lender and Borrower contemplate that all or any portion of Lender's interest in the Loan and to the Loan Documents may be assigned, in whole or in part, by Lender to another Person, including, without limitation, to a trustee on behalf of security holders in connection with a Securitization.

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                 ARTICLE I

                             CERTAIN DEFINITIONS

     Section 1.1.   Definitions.  For all purposes of this Agreement:

     (a) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

     (b) all accounting terms have the meanings assigned to them in accordance with GAAP;

     (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and

     (d)  the following terms have the following meanings:

     "Account Collateral" has the meaning provided in Section 2.13(a).

     "Accounts" means any of Borrower's rights to payment for goods sold or leased or for services rendered arising from the ownership or operation of any Facility and not evidenced by an Instrument, including, without limitation, all accounts and accounts receivable arising from the ownership or operation of any Facility, now existing or hereafter coming into existence, and all proceeds thereof (whether cash or non-cash, moveable or immovable, tangible or intangible), received from the sale, exchange, transfer, collection or other disposition or substitution thereof. In addition to the foregoing, the term "Accounts" shall include the meaning as such term has in the UCC.

     "Accrued Interest" has the meaning provided in Section 2.5(e).

     "Adjusted Net Operating Income" means, for any Facility and for any applicable period, the Net Operating Income for such period subject to the following adjustments and assumptions: (i) Operating Income shall not be considered for tenants who, as of the date of such calculation, are not in occupancy and paying rent; (ii) reimbursements from tenants will be included only to the extent Lender determines, in its sole discretion, that such reimbursements are stabilized and recurring, but reimbursements in excess of the corresponding expense items shall not be included; (iii) percentage rent will be included only to the extent Lender determines that such percentage rent is stabilized and recurring, up to a maximum of 50-75% of percentage rent collected in the preceding 12 months; (iv) income from month-to-month tenants and temporary tenants will be included only to the extent Lender determines that such month-to-month income and temporary income are stabilized and recurring, up to a maximum of 50% of such rent collected in the preceding 12 months; (v) other income may be included on a case-by-case basis in Lender's sole discretion, and in any event only to the extent such income is determined by Lender to be stabilized and recurring and of an operating nature for a period of at least three years; (vi) a vacancy and credit loss allowance will be applied, in an amount equal to the greatest of
(a) actual historical vacancy and/or credit loss, (b) 5% of the non-anchor revenues (to the extent not accounted for), and (c) market vacancy allowances; (vii) expenses will be equal to the actual expenses for the trailing 12 months ended in the most recently completed fiscal quarter (except for real estate taxes and insurance, which will be included at their stabilized, recurring levels), and will exclude any non-recurring items and the costs of capital improvements; (viii) management fees will be assumed to be the greater of (a) actual management fees and (b) 4% of effective gross income for the Facility (provided, that the amount of the management fees so determined will be reduced by those costs which are incurred by the Facility and were deducted under other sections hereof, but would ordinarily be paid by the manager from its management fee; (ix) capital expenditures will be deemed to be the greater of (a) $0.15 per square foot and (b) the amount recommended by the structural engineering/property condition reports approved by Lender prior to the Closing; (x) a deduction will be made for the pro-rated amount of tenant improvement costs and leasing commissions, based on a 60% retention rate assumption and other assumptions based on market information, for tenants that are scheduled to roll over during the amortization period of the Loan, without duplication for costs deducted under other sections, subject to a minimum of $1.00 per occupied square foot for non-anchor space; and (xi) such other adjustments as determined by Lender in its reasonable discretion consistent with its due diligence findings and prevailing market conditions. Notwithstanding the foregoing, Adjusted Net Operating Income shall be determined in a manner consistent with and using the same underwriting standards and methodology as used in calculating Base Net Operating Income.

     "Advisor" means Nomura Securities International, Inc.

     "Affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

     "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

     "Allocated Loan Amount" means, with respect to any Facility, the portion of the Loan Amount allocated to such Facility as set forth on Exhibit B attached hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Principal Indebtedness due to either (i) a regular monthly payment of principal pursuant to Section 2.5(c), (ii) a prepayment of principal pursuant to
Section 2.7(c), or (iii) a payment of Excess Cash Flow pursuant to Section 2.7(a), each Allocated Loan Amount shall be decreased by an amount equal to the product of (x) the amount of such principal payment multiplied by (y) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts (prior to the adjustment in question). Notwithstanding the foregoing, when the Principal Indebtedness is reduced as a result of Lender's receipt of proceeds with respect to a Taking or casualty affecting one hundred percent (100%) of a Facility, the Allocated Loan Amount for such Facility with respect to which the proceeds were received shall be reduced to zero (such Allocated Loan Amount prior to reduction being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall, if the Withdrawn Allocated Amount exceeds the proceeds with respect to such Taking or casualty (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Proceeds Deficiency multiplied by (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Withdrawn Allocated Amount.

     "Annual Operating Budget" means an annual budget for the operations of the Facilities (broken down on a month-by-month basis and a Facility-by-Facility basis) prepared and submitted by Borrower to Lender on or prior to December 31, 1997 for the calendar year commencing January 1, 1998 and thereafter on each December 1 for each succeeding calendar year, all in form and substance reasonably satisfactory to Lender and as reasonably approved by Lender, as the same shall be amended by Borrower from time to time, with Lender's written consent, not be unreasonably withheld or delayed. Lender's approval shall be deemed given if Lender does not respond to Borrower's proposed budget within thirty (30) days of Lender's receipt thereof.

     "Appraisals" means the appraisals, if any, with respect to any Facility delivered to Lender in connection with the Loan and any more recent appraisal of any Facility delivered to Lender or Lender's servicer, as applicable, each made by an Appraiser at the request of Borrower or Lender, as any of the same may be updated by recertification from time to time (and pursuant to the terms of this Agreement) by the Appraiser performing such Appraisal.

     "Appraiser" means any Independent appraiser selected by Borrower (and reasonably satisfactory to Lender) who is (i) a member of the Appraisal Institute with a national practice and who has at least ten (10) years experience with real estate of the same type and in the geographic area of the applicable Facility to be appraised or (ii) otherwise reasonably acceptable to Lender.

     "Appurtenant Rights" has the meaning set forth in the Deed of Trust.

     "Assignment of Agreements" means, with respect to each Facility, a first priority Assignment of Management Agreement and Agreements Affecting Real Estate, in form and substance satisfactory to Lender in its sole discretion, dated as of the Closing Date from Borrower, as assignor, to Lender, as assignee, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Assignments of Agreements" means all such instruments collectively.

           "Assignment of Leases" means, with respect to each Facility, a first priority Assignment of Leases and Rents, in form and substance satisfactory to Lender in its sole discretion, dated as of the Closing Date from Borrower, as assignor, to Lender, as assignee, assigning to Lender Borrower's interest in and to the Leases and the Rents with respect to the applicable Facility as security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Assignments of Leases" means all such instruments collectively.

     "Base Payment" has the meaning provided in Section 2.5(c).

     "Base Net Operating Income" means the amount shown on Exhibit C.

     "Basic Carrying Costs" means, with respect to any Facility, the following costs with respect to such Facility: (i) real property taxes, assessments and Impositions applicable to such Facility, and (ii) insurance premiums for policies of insurance required or permitted to be maintained by Borrower pursuant to this Agreement or the other Loan Documents.

     "Basic Carrying Costs Monthly Installment" means, with respect to all of the Facilities, Lender's reasonable and good faith estimate of one-twelfth (1/12th) of the sum of the annual amounts of all of the relevant Basic Carrying Costs (provided, that Lender may calculate reasonably and in good faith the monthly amount to assure that funds are reserved in sufficient amounts to enable the payment of all Impositions, including, without limitation, taxes and insurance premiums, thirty (30) days prior to their respective due dates). If the relevant Basic Carrying Costs for the then current Fiscal Year or payment period are not ascertainable by Lender at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be Lender's reasonable and good faith estimate based on one-twelfth (1/12th) of the relevant aggregate Basic Carrying Costs for the prior Fiscal Year or payment period, with reasonable adjustments as reasonably determined by Lender. As soon as the relevant Basic Carrying Costs are fixed for the then current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be reasonably adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

     "Basic Carrying Costs Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Basic Carrying Costs.

     "Borrower" has the meaning provided in the first paragraph of this Agreement.

     "Burnham Party Agreement" means that certain Certificate dated as of the date hereof, executed by the signatories thereto (collectively, the "Burnham Parties" and each individually, a "Burnham Party") for the benefit of Lender, regarding the separateness covenants of such Burnham Parties.

     "Business Day" means any day other than (i) a Saturday or a Sunday, and
(ii) a day on which federally insured depository institutions in New York, New York, Chicago, Illinois and any state in which the Collection Account or the Cash Collateral Account is located are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

     "Capital Improvement Costs" means costs incurred by Borrower in connection with capital improvements to the Facilities.

     "Capital Reserve Amount" means, with respect to all of the Facilities, an amount per annum equal to the greater of (i) the sum of the amounts obtained by multiplying $0.15 by the number of square feet of gross rentable area (as approved by Lender) for each Facility per annum and (ii) the sum of the amounts indicated in the Engineering Report(s) as the annual amount required to maintain each Facility.

     "Capital Reserve Monthly Installment" means, with respect to the Facilities, an amount equal to one-twelfth (1/12th) of the Capital Reserve Amount for all of the Facilities.

     "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Capital Improvement Costs.

     "Cash Collateral Account" has the meaning provided in Section 2.12(b).

     "Cash Collateral Account Agreement" has the meaning provided in Section 2.13(c).

     "Cash Collateral Account Bank" means the bank chosen by Lender to hold the Cash Collateral Account, or any successor bank hereafter selected by Lender upon prior written notice to Borrower and otherwise in accordance with the terms hereof.

     "Cash Management Event" means the occurrence of any one or more of the following: (i) an Event of Default or (ii) the Optional Prepayment Date.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Collateral" means, collectively, the Land, Appurtenant Rights, Improvements, Equipment, Rents, Leases, Accounts, Account Collateral, General Intangibles, goods, Instruments, Inventory, Money, Permitted Investments and (to the full extent assignable) Permits and all Proceeds and products of any of the foregoing, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for the Loan.

     "Collateral Security Instrument" means any right, document or instrument, other than a Deed of Trust, given as security for the Loan (including, without limitation, the Assignments of Leases, the Assignments of Agreements, and the Manager's Subordinations), as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto.

     "Collection Account" has the meaning provided in Section 2.12(a).

     "Collection Account Agreement" has the meaning set forth in Section
2.12(b).

     "Collection Account Bank" means, with respect to each Facility, the applicable collection bank for such Facility and any successor bank hereafter selected by Borrower and reasonably approved by Lender.

     "Condemnation Proceeds" has the meaning provided in Section 2.12(h).

     "Contingent Obligation" means, without duplication, any obligation of Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Borrower, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to Borrower's maximum anticipated liability in respect thereof (assuming that Borrower is required to perform thereunder) as determined by Lender in good faith (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable).

     "Current Interest Accrual Period" has the meaning provided in Section 2.12(g).

     "Debt Service" means, for any period, the aggregate of all principal, interest payments, Default Rate interest, Late Charges and Yield Maintenance Premium that accrue or are due and payable in accordance with the Loan Documents during such period.

     "Debt Service Coverage Ratio" means, for any period, the quotient obtained by dividing Net Operating Income for all of the Facilities for the specified period by the aggregate amount of the Base Payments due for such period.

     "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Debt Service.

     "Deed of Trust" means, with respect to each Facility, a first priority Fee and Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing or such other comparable document which is customarily used by prudent lenders in the jurisdiction in which the applicable Collateral is located, in form and substance satisfactory to Lender in Lender's sole discretion, dated as of the Closing Date, granted by Borrower to the Deed of Trust Trustee for the benefit of Lender with respect to the Facility covered thereby as security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Deeds of Trust" means all such instruments collectively.

     "Deed of Trust Trustee" means the trustee, if any, under the applicable Deed of Trust.

     "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

     "Default Collateral" has the meaning provided in Section 8.14.

     "Default Rate" means the per annum, interest rate equal to the lesser of
(i) the Maximum Amount or (ii) the Interest Rate plus five percent (5%).

     "Defeasance Debt Service Coverage Ratio" means, in respect of any period, the quotient obtained by dividing (i) the aggregate amount of the Adjusted Net Operating Income of the Facilities remaining after a defeasance pursuant to Section 2.11 by (ii) the aggregate amount of the Base Payments due for such period minus the payments Lender would have received had the relevant U.S. Obligations referred to in Section 2.11 been held as security for the Note for such period.

     "Defeasance Deposit" means the following in each of the following circumstances:

     (i) in the case of a total defeasance of the Loan and each Facility pursuant to Section 2.11, "Defeasance Deposit" means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the Defeasance Release Date) upon which Payment Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note were the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note as if the Maturity Date of the Note were the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule); and

     (ii) in the case of a partial defeasance of the Loan on a Facility-by-Facility basis pursuant to Section 2.11, "Defeasance Deposit" means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, the successive scheduled Payment Dates (after the date of such voluntary defeasance) upon which Payment Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note were the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note (1) as if the Maturity Date of the Note were the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule) and (2) as if the outstanding principal indebtedness due under the Note were an amount equal to 125% of the Allocated Loan Amount for the Facility being defeased; and

     (ii) in the case of a partial defeasance of the Loan pursuant to Section 5.1(P), "Defeasance Deposit" means the amount that will be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, the successive scheduled Payment Dates (after the date of such voluntary defeasance) upon which Payment Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note were the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note (1) as if the Maturity Date of the Note were the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule) and
   (2) as if the outstanding principal indebtedness due under the Note were an amount equal to the amount required to be defeased pursuant to Section 5.1(P) in connection with such partial defeasance.

     "Defeasance Release Date" has the meaning provided in Section 2.11(a).

     "Deferred Maintenance Amount" means, with respect to all of the Facilities, the aggregate sum of the amount for each Facility or any portion thereof as set forth on Exhibit C.

     "Deferred Maintenance Costs" means the costs incurred by Borrower in connection with completion of the repairs to (including, but not limited to, work in connection with causing any Facility to comply with the Americans with Disabilities Act) and environmental remediation of all of the Facilities as itemized on Exhibit D hereto.

     "Deferred Maintenance Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Deferred Maintenance Costs.

     "Designated Treasury Rate" means the yield, calculated by linear interpolation (rounded to three decimal places) of the yields of United States Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating that of noncallable United States Treasury obligations having maturities as close as possible to twenty (20) years from the Optional Prepayment Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender for the week prior to the Optional Prepayment Date.

     "Eligible Account" means (i) an account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 by each Rating Agency if the deposits in such account are to be held in such account for thirty (30) days or less or (y) long-term unsecured debt obligations are rated at least AA- by each Rating Agency if the deposits in such account are to be held in such account for more than thirty (30) days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b); or (iii) an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any security issued in connection with a Securitization.

     "Engineer" means any reputable Independent engineer, properly licensed in the relevant jurisdiction and approved by Lender in Lender's reasonable discretion.

     "Engineering Reports" means, with respect to any Facility, the structural engineering reports prepared by an Engineer and delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender.

     "Entity" means a (a) limited partnership, if Borrower is listed as a limited partnership in the first paragraph of this Agreement or (b) limited liability company, if Borrower is listed as a limited liability company in the first paragraph of this Agreement.

     "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority requiring, alleging or asserting liability with respect to Borrower, or any Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use, Release or threatened Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting any Facility, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower or otherwise affecting any Facility or (iii) any alleged injury or threat of injury to health, safety or the environment by Borrower or otherwise affecting any Facility.

     "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules, regulations or municipal ordinances, each as amended from time to time, any judicial or administrative orders, decrees, settlement agreements or judgments thereunder, and any Permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment, health or safety, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the presence or Use of Hazardous Substances.

     "Environmental Reports" means, with respect to any Facility, the environmental audit reports delivered to Lender in connection with the Loan and any amendments or supplements thereto delivered to Lender.

     "Equipment" means all fixtures, appliances, machinery, furniture, furnishings, decorations, tools and supplies, now owned or hereafter acquired by Borrower, including but not limited to, all beds, linens, radios, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, restaurant and kitchen equipment, and building equipment, including but not limited to, all heating, lighting, incinerating, waste removal and power equipment, engines, pipes, tanks, motors, conduits, switchboards, security and alarm systems, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigeration, washing machines, dryers, stoves, refrigerators, ventilating, and communications apparatus, air cooling and air conditioning apparatus, escalators, elevators, ducts, and compressors, materials and supplies, and all other machinery, apparatus, equipment, fixtures and fittings now owned or hereafter acquired by Borrower wherever located, any portion thereof or any appurtenances thereto, together with all additions, replacements, parts, fittings, accessions, attachments, accessories, modifications and alterations of any of the foregoing. In addition to the foregoing, the term "Equipment" shall include the meaning as such term has in the UCC.

     "Equity Interests" means all direct or indirect record or beneficial equity interests in Borrower, at all tiers or levels.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefore.

     "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member, and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

     "Event of Default" has the meaning set forth in Section 7.1.

     "Excess Cash Flow" has the meaning set forth in Section 2.12.

     "Extra Funds" has the meaning set forth in Section 2.12.

     "Facility" means each "Real Property" (as defined in the Deed of Trust), and the Collateral with respect thereto, for so long as such Real Property and related Collateral is encumbered by the lien of a Deed of Trust, such that, in the event that a Facility has been released in full pursuant to
Section 2.11 of this Agreement, then the term "Facility" shall no longer be deemed to refer to the Real Property and related Collateral which is the subject of such release. "Facilities" shall refer, at any time, collectively to each and all Real Property and related Collateral that are encumbered by the lien of a Deed of Trust as of the relevant time.

     "Fiscal Year" means the 12-month period ending on December 31 of each year or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender not to be unreasonably withheld or delayed.

     "GAAP" means generally accepted accounting principles consistently applied in the United States of America as of the date of the applicable financial report.

     "General Intangibles" means all intangible personal property of Borrower (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, things in action, settlements, judgments, contract rights, rights to performance (including, without limitation, rights under warranties), refunds of real estate taxes and assessments and other rights to payment of Money, copyrights, trademarks, trade names and patents now existing or hereafter in existence. In addition to the foregoing, the term "General Intangibles" shall include the meaning as such term has in the UCC.

     "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Revenue" means, with respect to any Facility, the total dollar amount of all income and receipts of any kind whatsoever received by Borrower in the ordinary course of its business with respect to such Facility, including, without limitation, all Rents (but excluding security deposits until forfeited or otherwise entitled to be retained by Borrower) and Money.

     "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, the presence, generation, use, transportation, storage or disposal of or exposure to which
(x) is regulated or could lead to liability under any Environmental Law or
(y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the Closing Date, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Deed of Trust), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of any Facility (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (i) Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which any Facility, or any other Collateral is located) or Lender, (ii) any Facility, or any other Collateral or any part thereof or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with any Facility or the leasing or use of any Facility or any part thereof or the acquisition or financing of the acquisition of any Facility by Borrower. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment levy or charge imposed on Lender, in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

     "Improvements" means, with respect to any Facility, all buildings, structures and improvements of every nature whatsoever situated on the Land on the Closing Date or thereafter, including, but not limited to, to the extent (if any) of Borrower's right, title or interest therein or thereto, all gas and electric fixtures, radiators, heaters, washing machines, dryers, refrigerators, ovens, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, antennas, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements.

     "Indebtedness" means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

     "Indemnified Party" shall have the meaning set forth in Section 8.29.

     "Independent" means, when used with respect to any Person, a Person who
(i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, and (ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director or person performing similar functions.

     "Independent Director" means a duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment or at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates,
(b) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (c) a person who controls such entity or any of its affiliates, or (d) a member of the immediate family of a person defined in (a), (b) or (c) above.

     "Initial Basic Carrying Cost Amount" means, for Borrower and the Facilities, the amount shown on Exhibit C.

     "Initial Interest Rate" means a rate of 8.33% per annum.

     "Initial Securitization Amount" means the sum of $375,000.00.

     "Instruments" means all instruments, chattel paper, documents or other writings obtained by Borrower from or in connection with the ownership or operation of any Facility evidencing a right to the payment of Money, including, without limitation, all notes, drafts, acceptances, documents of title, and policies and certificates of insurance, including but not limited to, liability, hazard, rental and credit insurance, guarantees and securities, now or hereafter received by Borrower or in which Borrower has or acquires an interest pertaining to the foregoing. In addition to the foregoing, "Instruments" shall include the meaning such term has in the UCC.

     "Insurance Proceeds" has the meaning provided in Section 2.12(h).

     "Insurance Requirements" means all material terms of any insurance policy required pursuant to the Loan Documents and all material regulations and then current standards applicable to or affecting the Facility or any part thereof or any use or condition thereof, which may, at any time, be recommended in writing by the Board of Fire
Underwriters, if any, having jurisdiction over any Facility, or such other body exercising similar functions.

     "Interest Accrual Period" means each period of time running from and including the eleventh (11th) day of a calendar month to and including the tenth (10th) day of the following calendar month during the term of the Loan.
 If the Closing Date shall occur prior to the tenth (10th) day of a calendar month, the first Interest Accrual Period shall commence on and include the Closing Date and end on and include the tenth (10th) day of the calendar month in which the Closing Date occurs. If the Closing Date shall occur after the tenth (10th) day of a calendar month, the first Interest Accrual Period shall commence on the Closing Date and end on and include the tenth
(10th) day of the calendar month following the month in which the Closing Date occurs. If the Closing Date shall occur on the tenth (10th) day of a calendar month, the first Interest Accrual Period shall consist of a one (1) day period consisting of the Closing Date.

     "Interest Rate" means, as applicable, before the Optional Prepayment Date, the Initial Interest Rate and, on and after the Optional Prepayment Date, the Revised Interest Rate.

     "Inventory" means all goods now owned or hereafter acquired by Borrower intended for sale or lease, or to be furnished under contracts of service by Borrower in connection with any Facility, including without limitation, all inventories held by Borrower for sale or use at or from any Facility, and all other such goods, wares, merchandise, and materials and supplies of every nature owned by Borrower and all such other goods returned to or repossessed by Borrower. In addition to the foregoing, the term "Inventory" shall include the meaning as such term has in the UCC.

     "Investor" has the meaning provided in Section 8.27.

     "Issuer" means any issuer of securities issued in connection with a Securitization.

     "Land" means all of the Land defined and described in the Deeds of Trust.

     "Late Charge" means the lesser of (i) five percent (5%) of any unpaid amount and (ii) the maximum late charge permitted to be charged under the laws of the State of California.

     "Leases" means all leases and other agreements or arrangements affecting the use or occupancy of all or any portion of any Facility now in effect or hereafter entered into (including, without limitation, all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of any Facility), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

     "Leasing Expenses" means expenses estimated in the Annual Operating Budget to be incurred by Borrower in connection with the execution of Leases with respect to the Facilities, including without limitation legal fees, design costs, space planning costs, tenant improvement costs, allowances and brokerage fees; provided, however, that Leasing Expenses shall not include marketing expenses or payments made to Affiliates of Borrower (except for reimbursement of payments made by such Affiliates to Persons who are not Affiliates of Borrower).

     "Leasing Reserve Monthly Installment" means, with respect to the Facilities, an aggregate amount equal to Twenty-Five Thousand Dollars ($25,000.00).

     "Leasing Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Leasing Expenses.

     "Legal Requirements" means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, the Loan Documents, any Facility or any part thereof, or the ownership, construction, use, alteration or operation thereof or any part thereof enacted and in force as of the relevant date, and all Permits and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting any Facility or any part thereof, including, without limitation, any which (i) may require repairs, modifications, or alterations in or to any Facility or any part thereof, or
(ii) in any way limit the use and enjoyment thereof.

     "Lender" has the meaning provided in the first paragraph of this Agreement.

     "Liabilities" has the meaning set forth in Section 2.14.

     "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Facility or any portion thereof or any Collateral or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" has the meaning provided in the Recitals hereto.

     "Loan Amount" has the meaning provided in the Recitals hereto.

     "Loan Documents" means, collectively, this Agreement, the Note, the Deeds of Trust, the Assignments of Leases, the Assignments of Agreements, the Manager's Subordinations, the Cash Collateral Account Agreements, the Collection Account Agreements, the Burnham Party Agreement, and all other agreements, instruments, certificates and documents delivered by or on behalf of Borrower or any Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Deed of Trust or the other documents listed above.

     "Losses" has the meaning provided in Section 5.1(i).

     "Management Agreement" means, with respect to any Facility, the management agreement entered into between the applicable Manager and Borrower pertaining to the management of such Facility and "Management Agreements" means all such agreements, collectively.

     "Manager" means the manager of a Facility acceptable to Lender in Lender's discretion.

     "Manager's Subordination" means, with respect to any Facility, the Manager's Consent and Subordination of Management Agreement in form and substance satisfactory to Lender in Lender's sole discretion, executed by Manager, Borrower and Lender, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more written agreements supplemental thereto, and "Manager's Subordinations" means all such agreements, collectively.

     "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of (x) the Collateral taken as a whole or (y) any Facility.

     "Material Lease" has the meaning set forth in the Deed of Trust.

     "Maturity Date" means January 11, 2028 or such earlier date resulting from acceleration of the Indebtedness by Lender.

     "Maximum Amount" means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

     "Money" means all moneys, cash, rights to deposit or savings accounts, credit card receipts, rents or other items of legal tender obtained from or for use in connection with the ownership or operation of any Facility.

     "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Operating Income" means for any period (as calculated for all Facilities or any Facility, as applicable) the excess, if any, of Operating Income for such period over Operating Expenses for such period. Notwithstanding the foregoing part of this definition of "Net Operating Income" to the contrary, if the period for which Net Operating Income is being calculated includes periods prior to the Closing Date, Net Operating Income shall be calculated for such period based on the applicable pro rata portion of Base Net Operating Income.

     "Note" means and refers to the promissory note, in form and substance satisfactory to Lender in Lender's sole discretion, dated the Closing Date, made by Borrower to Lender pursuant to this Agreement as such note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

     "Officer's Certificate" means a certificate of Borrower which is signed by the managing equity owner of Borrower.

     "Operating Expense Certificate" means a certificate of Borrower in the form attached hereto as Exhibit A.

     "Operating Expense Monthly Installment" means, with respect to each Interest Accrual Period commencing on or after the Optional Prepayment Date, the amount shown on the Annual Operating Budget for such period.

     "Operating Expense Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of operating expenses, as reasonably approved by Lender.

     "Operating Expenses" means, for any period, for Borrower, all expenditures by Borrower as and to the extent required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Facilities, including, without limitation or duplication:

         (i) expenses in connection with cleaning, repair, replacement, painting and maintenance;

         (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or any Affiliate engaged in repair, operation, maintenance of the Facilities or service to tenants of the Facilities;

         (iii) any management fees and expenses;

         (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

         (v)  the cost of cleaning supplies;

         (vi) Impositions;

         (vii) business interruption, liability, casualty and fidelity insurance premiums;

         (viii) legal, accounting and other professional fees and expenses incurred in connection with the ownership, leasing or operation of the Facilities, including, without limitation, collection costs and expenses;

         (ix) costs and expenses of security and security systems;

         (x) trash removal and exterminating costs and expenses;

         (xi) advertising and marketing costs;

         (xii) costs of environmental audits and monitoring, environmental, investigation, remediation, or other response actions or any other expenses incurred with respect to compliance with Environmental Laws; and

         (xiii) all other ongoing expenses which in accordance with GAAP are required to be or are included in Borrower's annual financial statements as operating expenses of the Facilities.

Notwithstanding the foregoing, Operating Expenses shall not include (1) Capital Improvement Costs, (2) any taxes imposed on Borrower's net income,
(3) depreciation or (4) Debt Service and other payments in connection with the Indebtedness. Operating Expenses shall be calculated in accordance with GAAP.

     "Operating Income" means, for any period, for Borrower, all income of Borrower during such period from the operation of the Facilities, including, without limitation:

         (i) all amounts payable as Rents (other than security deposits, unless forfeited or entitled to be retained by Borrower) and all other amounts payable under Leases or other third party agreements relating to the ownership and operation of the Facilities;

         (ii) business interruption proceeds; and

         (iii) all other amounts which in accordance with GAAP are required to be or are included in Borrower's annual financial statements as operating income of the Facilities;

provided, however, in the event of a partial or total defeasance pursuant to
Section 2.11, then the proceeds, for any period, of the U.S. Obligations pledged by Borrower in conjunction with such partial or total defeasance shall be included in Operating Income for such period solely for the purpose of calculating Debt Service Coverage Ratio for such period.

     "Operating Partnership" means Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership.

     "Optional Prepayment Date" means January 11, 2008.

     "Other Borrowings" means, without duplication (but not including the Indebtedness or any Transaction Costs payable in connection with the Transactions), (i) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of Borrower secured by a Lien on any property owned by Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of Borrower, and (vi) all payment obligations of Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements, excluding unsecured trade debt incurred in the ordinary course of business up to an aggregate amount of $250,000 relating to the ownership and operation of the Facilities.

     "Payment Date" means the eleventh (11th) day of each calendar month during the term of the Loan, provided, however, that for purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the eleventh (11th) day of a given month shall not be a Business Day, then the Payment Date for such month shall be the next succeeding Business Day.

     "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

     "PCBs" has the meaning provided in the definition of "Hazardous
Substance."

     "Permits" means, with respect to any Facility, all licenses, registrations, permits, allocations, filings, authorizations, approvals and certificates used in connection with the ownership, operation, construction, renovation, use or occupancy of such Facility, including, without limitation, building permits, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business, and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, construction, renovation, use or occupancy of such Facility, the failure of which to maintain or possess could have a Material Adverse Effect.

     "Permitted Encumbrances" means, with respect to any Facility, collectively, (i) the Lien created by the Related Deed of Trust or the other Loan Documents, of record, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning such Facility, or any part thereof which have been approved by Lender in Lender's sole discretion, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent or being contested in good faith and by appropriate proceedings in accordance with the Deed of Trust, (iv) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an immaterial nature which may be granted by Borrower after the Closing Date and which do not materially and adversely affect (A) the ability of Borrower to pay any of its obligations to any Person as and when due, (B) the marketability of title to such Facility, (C) the fair market value of such Facility, or (D) the use or operation of such Facility as of the Closing Date and thereafter.

     "Permitted Investments" shall have the meaning ascribed to such term in the Cash Collateral Account Agreement.

         "Permitted Transfers" shall mean, provided that no Event of Default has occurred and is continuing,

      (i)      Permitted Encumbrances;

      (ii) all transfers of worn out or obsolete furnishings, fixtures or equipment;

      (iii)    all Leases which are not Material Leases;

      (iv) all Material Leases which have been approved by Lender in writing in Lender's reasonable discretion; and

      (v) Transfers of limited partnership interests in the Operating Partnership or equity interests in the SPE Equity Owner; provided, however, that after taking into account any Transfers after the date hereof, whether to the proposed transferee or otherwise, (x) the Operating Partnership shall be the sole managing member of Borrower, (y) the SPE Equity Owner shall be the sole general partner of the Operating Partnership and (z) during any 24-month period, persons who were directors of the SPE Equity Owner at the beginning of such period and persons who were nominated to be directors of the SPE Equity Owner by persons who were directors of the SPE Equity Owner at the beginning of such period, continue to constitute a majority of the Board of Directors of the SPE Equity Owner.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Plan" means an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Premium" has the meaning provided in Section 2.1.

         "Principal Indebtedness" means the principal amount of the entire Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

         "Proceeds" means all proceeds whether cash or non-cash, movable or immovable, tangible or intangible (including Insurance Proceeds and Condemnation Proceeds), from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral and all income, gain, credit, distributions and similar items from or with respect to the Collateral. In addition to the foregoing, the term "Proceeds" shall also include the meaning as such term has in the UCC.

         "Rating Agencies" means Fitch Investors Service, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and S&P or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with a Securitization (each, individually a "Rating Agency").

         "Recourse Distributions" has the meaning provided in Section 8.14.

         "Related Deed of Trust" means, with respect to a particular Facility, the Deed of Trust relating to such Facility.

         "Release" means any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

         "Remedial Work" has the meaning provided in Section 5.1(D)(i).

         "REMIC" means a real estate mortgage investment conduit as defined under Section 860 D(a) of the Code.

         "Rents" means, with respect to any Facility, all receipts, rents (whether denoted as advance rent, minimum rent, percentage rent, additional rent or otherwise), issues, income, royalties, profits, revenues, proceeds, bonuses, deposits (whether denoted as security deposits or otherwise), lease termination fees or payments, rejection damages, buy-out fees and any other fees made or to be made in lieu of rent, any award made hereafter to Borrower in any court proceeding involving any tenant, lessee, licensee or concessionaire under any of the Leases of such Facility in any bankruptcy, insolvency or reorganization proceedings in any state or federal court, and all other payments, rights and benefits of whatever nature from time to time due under any of the Leases of such Facility, including, without limitation,
(i) rights to payment earned under the Leases for such Facility for space in the Improvements for the operation of ongoing businesses, such as restaurants, news stands, barber shops, beauty shops and pharmacies, and (ii) all other income, consideration, issues, accounts, profits or benefits of any nature arising from the ownership, possession, use or operation of such Facility.

         "Required Base Debt Service Payment" means all of the Required Debt Service Payment except for that portion of the Required Debt Service Payment which consists of payments of Excess Cash Flow which may be due and payable after the Optional Prepayment Date.

         "Required Debt Service Payment" means, on any Payment Date, the Debt Service then due and payable by Borrower.

         "Revised Interest Rate" means a rate equal to five hundred (500) basis points plus the greater of (x) the Initial Interest Rate, and (y) the sum of the (i) the Designated Treasury Rate as of the Optional Prepayment Date, and (ii) one hundred (100) basis points, such Revised Interest Rate not to exceed the Maximum Amount.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Securitization" shall have the meaning provided in Section 2.14.

         "Securitization Closing Date" means the date on which a Securitization is effected.

         "Security Agreement" has the meaning provided in Section 2.11.

         "Security Deposit Account" has the meaning provided in Section 2.12.

         "Single-Purpose Entity" means a corporation, limited partnership, or limited liability company which, at all times, since its formation and thereafter:

      (i) was organized solely for the purpose of (x) owning the Facilities or (y) acting as a member of the limited liability company which owns the Facilities or (z) acting as the general partner of a limited partnership which owns the Facilities;

      (ii) has not and will not engage in any business unrelated to (x) the ownership of the Facilities or (y) acting as a member of a limited liability company which owns the Facilities or (z) acting as a general partner of a limited partnership which owns the Facilities;

      (iii) has not and will not have any assets other than (x) those related to the Facilities or (y) its member interest in the limited liability company which owns the Facilities, or (z) its general partnership interest in the limited partnership which owns the Facilities, as applicable;

      (iv) except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, transfer of partnership or membership interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable),

      (v) if such entity is a limited partnership, has as its only general partners, general partners which are Single-Purpose Entities which are corporations;

      (vi) if such entity is a corporation, at all relevant times will have at least one Independent Director;

      (vii) the board of directors of such entity may not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of the board of directors unless all of the directors, including an Independent Director shall have participated in such vote;

      (viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

      (ix) if such entity is a limited liability company, has at least one member that is a Single-Purpose Entity which is a corporation;

      (x) without the unanimous consent of all of the partners, directors or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (a) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (b)seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (c) make any assignment for the benefit of such entity's creditors; or (d) take any action that might cause such entity to become insolvent;

      (xi) has maintained and will maintain its accounts, books and records separate from any other person or entity;

      (xii) has maintained and will maintain its books, records, resolutions and agreements as official records;

      (xiii) has not and will not commingle its funds or assets with those of any other entity;

      (xiv)    has held and will hold its assets in its own name;

      (xv)     has conducted and will conduct its business in its name;

      (xvi) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other person or entity;

      (xvii) has paid and will pay its own liabilities out of its own funds and assets;

      (xviii) has observed and will observe all partnership, corporate or limited liability company formalities as applicable;

      (xix) has maintained and will maintain an arms-length relationship with its Affiliates;

      (xx) (a) if such entity owns the Facilities, has no indebtedness other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the Facilities which (1) do not exceed, at any time, a maximum amount of $250,000 with respect to any Facility and (2) are paid within sixty (60) days of the date incurred, or (b) if such entity acts as the general partner of a limited partnership which owns the Facilities, has no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Facilities which (1) do not exceed, at any time, $10,000 with respect to any Facility and (2) are paid within sixty (60) days of the date incurred, or (c) if such entity acts as a member of a limited liability company which owns the Facilities, has no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Facilities which
               (1) do not exceed, at any time, $10,000 with respect to any Facility and (2) are paid within sixty (60) days of the date incurred;

      (xxi) has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity except for the Indebtedness;

      (xxii) will not acquire obligations or securities of its partners, members or shareholders;

      (xxiii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationary, invoices and checks;

      (xxiv) except pursuant hereto, has not and will not pledge its assets for the benefit of any other person or entity;

      (xxv) has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

      (xxvi)   has not made and will not make loans to any person or  entity;

      (xxvii) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it;

      (xxviii) if such entity is a limited liability company, its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that such entity will dissolve only upon the bankruptcy of the managing member;

      (xxix) has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party;

      (xxx) has paid and will pay the salaries of its own employees from its own funds;

      (xxxi) as maintained and will maintain adequate capital in light of its contemplated business operations; and

      (xxxii) if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity's organizational documents shall provide that such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists.

         "SPE Equity Owner" means Burnham Pacific Properties, Inc.

         "SPE Equity Owner's Certificate" means the SPE Equity Owner's Certificate in form and substance satisfactory to Lender in Lender's sole discretion dated as of the Closing Date.

         "Start-Up Day" means the "start-up day," within the meaning of
Section 860G(a)(9) of the Code, of any "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds the Note.

         "Sub-Account" shall have the meaning provided in Section 2.12(c).

         "Survey" means, with respect to any Facility, a survey of such Facility satisfactory to Lender, prepared by a registered Independent surveyor reasonably satisfactory to Lender and Title Insurer, together with a metes and bounds legal description of the land corresponding with the survey and containing the Surveyor's Certification.

         "Surveyor's Certification" means a surveyor's certification in form and substance satisfactory to Lender in Lender's sole discretion.

         "Taking" means a taking or voluntary conveyance during the term hereof of all or part of any Facility, or any interest therein or right accruing thereto or use thereof, as the result of or in settlement of any condemnation or other eminent domain proceeding by any Governmental Authority affecting such Facility or any portion thereof whether or not the same shall have actually been commenced.

         "Tax Fair Market Value" means, with respect to any Facility, the fair market value of such Facility, and (x) shall not include the value of any personal property or other property that is not an "interest in real property" within the meaning of Treasury Regulation Sections 1.860G-2 and 1.856-3(c), or is not "qualifying real property" within the meaning of Treasury Regulation Section 1.593-11(b)(iv), and (y) shall be reduced by the "adjusted issue price" (within the meaning of Code Section 1272(a)(4)) (the "Tax Adjusted Issue Price") of any indebtedness, other than the Loan, secured by a Lien affecting such Facility, which Lien is prior to or on a parity with the Lien created under the Related Deed of Trust.

         "Title Instruction Letter" means an instruction letter in form and substance satisfactory to Lender in Lender's sole discretion.

         "Title Insurance Policy" means, with respect to any Facility, the loan policy of title insurance for such Facility issued by Title Insurer with respect to such Facility in an amount acceptable to Lender and insuring the first priority Lien in favor of Lender created by the Related Deed of Trust and acceptable to Lender in Lender's discretion, and "Title Insurance Policies" means all such loan policies of title insurance collectively.

         "Title Insurer" means Fidelity National Title Insurance Company and any reinsurer reasonably required by Lender and/or any other nationally recognized title insurance company acceptable to Lender in Lender's reasonable discretion; provided, however, that the reinsurer of any Title Insurance Policy may include, in amounts reasonably acceptable to Lender, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, First American Title Insurance Company and Stewart Title Guaranty Company.

         "Transaction Costs" means all fees, costs, expenses and disbursements paid or payable by Borrower relating to the Transactions, including, without limitation, all appraisal fees, legal fees, accounting fees and the costs and expenses described in Section 8.24.

         "Transactions" means the transactions contemplated by the Loan
Documents.

         "Transfer" means any conveyance, transfer (including, without limitation, any transfer of any direct legal or beneficial interest in Borrower), sale, Lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), or Lien, whether by law or otherwise, of, on or affecting any Collateral of Borrower (other than a Permitted Transfer). In addition to the foregoing, a "Transfer" shall be deemed to have occurred if during any 24 month period, persons who were directors of the SPE Equity Owner at the beginning of such period and persons who were nominated to be directors of the SPE Equity Owner by persons who were directors of the SPE Equity Owner at the beginning of such period, cease to constitute a majority of the Board of Directors of the SPE Equity Owner.

         "Trust Property" means, at any time, the real property, improvements and other property rights and interests encumbered by a Deed of Trust.

         "UCC" means, with respect to any Collateral, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Collateral is located.

         "UCC Searches" has the meaning specified in Section 3.1.

         "Unearned Premium" has the meaning provided in Section 2.7(g).

         "U.S. Obligations" means obligations or securities not subject to prepayment call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America.

         "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property of any Person of such Hazardous Substance.

         "Yield Maintenance Premium" means, in the event that all or any portion of the Note is accelerated, the amount that, when added to the amount otherwise due as a result of such acceleration, would be sufficient to purchase U.S. Obligations (A) having maturity dates on or prior to, but as close as possible to, successive scheduled Payment Dates (after the date of such acceleration of the Note) upon which Payment Dates interest and principal payments would be required under the Note as though the Maturity Date of the Note was the Optional Prepayment Date and (B) in amounts sufficient to pay all scheduled principal and interest payments on the Note as if the Maturity Date of the Note was the Optional Prepayment Date (but without any adjustment of the monthly amortization schedule); provided, however, that under no circumstances shall the Yield Maintenance Premium be less than zero.

                                  ARTICLE II

                                GENERAL TERMS

         Section 2.1. Amount of the Loan. Lender shall lend to Borrower a total aggregate amount equal to the Loan Amount. In addition, to induce Borrower to agree to the Initial Interest Rate, Lender is paying to Borrower on the date hereof an interest rate buy-up premium (the "Premium") in the amount of Fourteen Million Nine Hundred Sixty Thousand Forty-Nine and 34/100 Dollars ($14,960,049.34). Borrower acknowledges receipt of the Loan and the Premium, in the aggregate amount of One Hundred Fifty Million Dollars ($150,000,000.00). Lender acknowledges and agrees that Borrower shall have no obligation to repay the Premium; provided, however, nothing set forth herein shall impair, diminish or otherwise affect Borrower's obligation to repay the Unearned Premium in accordance with Section 2.7(g) hereof.

         Section 2.2. Use of Proceeds. Proceeds of the Loan and the Premium shall be used to pay the acquisition costs for the Facilities to be acquired by Borrower. Any excess will be available to Borrower and may be used for any lawful purpose.

         Section 2.3. Security for the Loan. The Note and Borrower's obligations hereunder and under the other Loan Documents shall be secured by the Deeds of Trust, the

Assignments of Leases, the Assignments of Agreements, the Manager's Subordinations, and the security interest and Liens granted in this Agreement and in the other Loan Documents.

         Section 2.4. Borrower's Note. (a) Borrower's obligation to pay the principal of and interest on the Loan (including Late Charges, Default Rate interest, and the Yield Maintenance Premium, if any), shall be evidenced by this Agreement and by the Note, duly executed and delivered by Borrower. The Note shall be payable as to principal, interest, Late Charges, Default Rate interest, Yield Maintenance Premium, if any, and Unearned Premium, if any, as specified in this Agreement, with a final maturity on the Maturity Date. Borrower shall pay all outstanding Indebtedness on the Maturity Date.

         (b) Lender is hereby authorized, at its sole option, (i) to endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest, Late Charges, Default Rate interest and Yield Maintenance Premium, if any, in respect thereof, which books and records shall be made available to Borrower, at Borrower's sole cost and expense on reasonable advance notice, for examination at Lender's offices and/or (ii) to record the Allocated Loan Amount in its books and records.

         Section 2.5.   Principal and Interest Payments.

         (a)  Accrual of Interest before the Optional Prepayment Date.
Before the Optional Prepayment Date, interest shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at the Initial Interest Rate.

         (b) Accrual of Interest on or after the Optional Prepayment Date. On and after the Optional Prepayment Date, interest shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at the Revised Interest Rate.

         (c) Monthly Base Payments, of Principal and Interest at the Initial Interest Rate. On each Payment Date, Borrower shall pay to Lender a monthly constant payment as indicated on Exhibit C, which payment is based on the Initial Interest Rate and an amortization schedule of 360 months. Each payment required to be made by Borrower pursuant to this Section 2.5(c) is hereinafter sometimes referred to as a "Base Payment."

         (d) Payments of Excess Cash Flow. On and after the earlier to occur of (i) the Optional Prepayment Date or (ii) at Lender's sole election, upon the occurrence and during the continuation of an Event of Default hereunder, any date on or after the occurrence and during the continuation of such Event of Default, in addition to the Base Payment, Borrower shall pay to Lender all Excess Cash Flow to be applied as described in Section 2.8.

         (e) Payments of Excess of Revised Interest Rate Over Initial Interest Rate. To the extent, for any period, that accrued interest at the Revised Interest Rate exceeds interest required to be paid hereunder for such period at the Initial Interest Rate (such amount, the "Accrued Interest"), Borrower shall only be required to pay such Accrued Interest after the outstanding principal balance of the Note has been paid in full. Unpaid Accrued Interest shall accrue and compound on a monthly basis at the Revised Interest Rate.

         (f) Payment Dates. All payments required to be made pursuant to Sections 2.5(a)-(e) above shall be made beginning on the first Payment Date immediately after the end of the second Interest Accrual Period; provided, however, that Borrower shall pay interest for the first Interest Accrual Period on the Closing Date.

         (g) Calculation of Interest. Interest shall accrue on the outstanding principal balance of the Loan and all other amounts due to Lender under the Loan Documents commencing upon the Closing Date. Interest shall accrue on Accrued Interest commencing on the first Payment Date following the Optional Prepayment Date. Interest shall be computed on the actual number of days elapsed, based on a 360 day year.

         (h) Default Rate Interest. If an Event of Default has occurred and is continuing, the entire unpaid amount outstanding hereunder and under the Note will bear interest at the Default Rate.

         (i) Late Charge. If Borrower fails to make any payment of any sums due under the Loan Documents after the same is due, Borrower shall, at Lender's option evidenced by written notice of Lender to Borrower, pay a Late Charge.

         (j) Maturity Date. On the Maturity Date, Borrower shall pay to Lender all amounts owing under the Loan Documents, including without limitation, interest, principal, Late Charges, Default Rate interest, Accrued Interest and any Yield Maintenance Premium. The Yield Maintenance Premium shall only be due and payable on the date of acceleration of the Note.

         Section 2.6.   Voluntary Defeasance.

         (a) Provided that no Event of Default has occurred and is then continuing, after two years after the Start-Up Day (but only before the Optional Prepayment Date), Borrower may voluntarily defease (A) all of the Loan or (B) a portion of the Loan on a Facility-by-Facility basis, or (C) a portion of the Loan on a non-Facility-by-Facility basis, but only pursuant to
Section 5.1(P); provided, that for any defeasance, Borrower must comply with
Section 2.11.

         (b) In the event of any such voluntary defeasance Borrower shall give Lender written notice of its intent to defease, which notice shall be given at least thirty (30) days prior to the date upon which defeasance is to be made and shall specify the Payment Date and the amount of such defeasance.
 If any such notice of defeasance is given, Borrower shall be required to defease the Loan or a portion thereof pursuant to Section 5.1(P) or Section
2.11 on the specified Payment Date (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any reasonable costs incurred by Lender in connection with Borrower's giving of such notice and revocation).

         (c) Any voluntary defeasance of the Loan by Borrower is required to be made on a Payment Date.

         (d) Borrower shall not be permitted at any time to defease all or any part of the Loan except as expressly provided in this Section 2.6.

         (e) BORROWER UNDERSTANDS AND ACKNOWLEDGES THAT AS A MATERIAL INDUCEMENT TO LENDER'S AGREEMENT TO MAKE THE LOAN, BORROWER HAS AGREED, AS SET FORTH HEREIN, THAT THE LOAN MAY NOT BE PREPAID OR DEFEASED AT ALL PRIOR TO TWO YEARS AFTER THE START-UP DAY, AND IN CERTAIN OTHER CASES MAY ONLY BE PREPAID OR DEFEASED WITH THE CONCURRENT PAYMENT OF CERTAIN YIELD MAINTENANCE PREMIUMS. BORROWER HEREBY IRREVOCABLY WAIVES, DISCLAIMS AND RENOUNCES ANY AND ALL RIGHTS IT MAY HAVE TO THE CONTRARY UNDER Section 2954.10 OF THE CALIFORNIA CIVIL CODE OR OTHERWISE. BORROWER HEREBY AGREES THAT LENDER'S DAMAGES, IN THE EVENT OF A PERMITTED PREPAYMENT OR DEFEASANCE HEREUNDER, WOULD BE IMPRACTICABLE TO DETERMINE, AND THAT THE YIELD MAINTENANCE PREMIUMS SET FORTH HEREIN ARE REASONABLE ESTIMATES THEREOF. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT LENDER'S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH HEREIN CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THE WAIVERS AND AGREEMENTS SET FORTH ABOVE.

                                                  INITIALS: ______________

         Section 2.7.   Prepayment. (a) On and after the earlier to occur of
(i) the Optional Prepayment Date or (ii) at Lender's sole election, upon the occurrence and during the continuation of an Event of Default hereunder, any date on or after and during the continuation of such Event of Default, in addition to all other payments required hereunder, Borrower shall pay and use all Excess Cash Flow to prepay the Loan on each Payment Date in accordance with Section 2.12(g) and Section 2.8 and, after payment in full of the Principal Indebtedness (but not Accrued Interest or interest thereon) to pay Accrued Interest and interest thereon and all other amounts then owing.

         (b) If Borrower is required by Lender under the provisions of any Deed of Trust to prepay the Loan or any portion thereof in the event of damage, destruction or a Taking of a Facility, Borrower shall prepay the Loan to the full extent of the Insurance Proceeds or the Condemnation Proceeds, and there shall be no Yield Maintenance Premium or penalty assessed against Borrower by reason thereof.

         (c) On any Payment Date occurring on and after the Optional Prepayment Date (provided no Event of Default has occurred and is continuing), Borrower may voluntarily prepay the Loan in whole or in part, and there shall be no Yield Maintenance Premium or penalty assessed against Borrower by reason thereof.

         (d) All prepayments made pursuant to this Section 2.7 shall be applied in accordance with the provisions of Section 2.8

         (e) Any prepayment of the Loan by Borrower is required to be made on a Payment Date.

         (f) Borrower shall not be permitted at any time to prepay all or any part of the Loan except as expressly provided in this Section 2.7.

         (g) Notwithstanding anything to the contrary set forth herein, if the Loan is prepaid in whole or in part prior to the Optional Prepayment Date in circumstances where, pursuant to the applicable provisions of the Loan Documents, no Yield Maintenance Premium is due, then Borrower shall nevertheless pay to Lender (in addition to the prepaid principal and accrued interest) an amount (the "Unearned Premium") equal to the Relevant Percentage of (i) the Hypothetical Principal minus (ii) the unpaid Principal Indebtedness (before accounting for such prepayment). As used herein, (x) the "Relevant Percentage" shall mean the percentage of the unpaid Principal Indebtedness that is being so prepaid, and (y) the "Hypothetical Principal" shall mean the principal balance that would be outstanding on the date of such prepayment under a loan in the original principal amount of One Hundred Fifty Million Dollars ($150,000,000.00), which is made on the date hereof, with interest at the rate of 6.76% per annum, and is paid in 312 equal monthly installments of principal and interest on each Payment Date commencing February 11, 1998 (with each such monthly installment being applied first to accrued interest, computed on the basis of the actual number of days elapsed and a 360-day year, and then to amortization of principal). The payment of the Unearned Premium required under this Section 2.7(g) is intended as a refund to Lender of the unearned portion of the Premium.

         (h) BORROWER UNDERSTANDS AND ACKNOWLEDGES THAT AS A MATERIAL INDUCEMENT TO LENDER'S AGREEMENT TO MAKE THE LOAN, BORROWER HAS AGREED, AS SET FORTH HEREIN, THAT THE LOAN MAY NOT BE PREPAID OR DEFEASED AT ALL PRIOR TO TWO YEARS AFTER THE START-UP DAY, AND IN CERTAIN OTHER CASES MAY ONLY BE PREPAID OR DEFEASED WITH THE CONCURRENT PAYMENT OF CERTAIN YIELD MAINTENANCE PREMIUMS. BORROWER HEREBY IRREVOCABLY WAIVES, DISCLAIMS AND RENOUNCES ANY AND ALL RIGHTS IT MAY HAVE TO THE CONTRARY UNDER Section 2954.10 OF THE CALIFORNIA CIVIL CODE OR OTHERWISE. BORROWER HEREBY AGREES THAT LENDER'S DAMAGES, IN THE EVENT OF A PERMITTED PREPAYMENT OR DEFEASANCE HEREUNDER, WOULD BE IMPRACTICABLE TO DETERMINE, AND THAT THE YIELD MAINTENANCE PREMIUMS SET FORTH HEREIN ARE REASONABLE ESTIMATES THEREOF. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER HEREBY DECLARES THAT LENDER'S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH HEREIN CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THE WAIVERS AND AGREEMENTS SET FORTH ABOVE.

                                                  INITIALS: ______________

         Section 2.8. Application of Payments. Except during the continuation of an Event of Default, all proceeds of any repayment, including prepayments, of the Loan shall be applied to pay: first, any costs and expenses of Lender, including, without limitation, the Lender's reasonable attorney's fees and disbursements actually arising as a result of such repayment or reasonably expended by Lender to protect the Collateral; second, accrued and unpaid interest at the Initial Interest Rate; third, to the Principal Indebtedness (but not to Accrued Interest or interest thereon); fourth, to Accrued Interest and interest accrued thereon; and fifth, any other amounts then due and owing under the Loan Documents. After the occurrence and during the continuation of an Event of Default, all proceeds of repayment, including any payment or recovery on the Collateral shall, unless otherwise provided in the Deeds of Trust, be applied in such order and in such manner as Lender shall elect in its sole discretion.

         Section 2.9.   Payment of Debt Service, Method and Place of Payment.
(a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

         (b) All payments made by Borrower hereunder or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

         Section 2.10. Taxes. All payments made by Borrower under this Agreement and under the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Lender).

         Section 2.11. Defeasance Requirements. (a) Subject to Section 2.6, the Loan may be defeased (A) in whole, or (B) in part on a Facility-by-Facility basis, or (C) in part on a non-Facility-by-Facility basis, but only pursuant to Section 5.1(P); provided, that Borrower: (i) provides not less than thirty (30) days prior written notice to the Lender specifying a Payment Date (the "Defeasance Release Date") on which the payments provided in clauses (ii) and (iii) below are to be made and the deposits provided in clause (iv) below are to be made, (ii) pays all interest accrued and unpaid on the Principal Indebtedness to and including the Defeasance Release Date, (iii) pays all other sums then due and payable under the Loan Documents, (iv) deposits with Lender an amount equal to the Defeasance Deposit, (v) in the case of a defeasance in part on a Facility-by-Facility basis, provides to Lender evidence satisfactory that the Defeasance Debt Service Coverage Ratio for all Facilities (after giving effect to the defeasance and calculated on the basis of the prior twelve (12) calendar months), shall be greater than the greater of (x) 1.50 and (y) the Debt Service Coverage Ratio (calculated on the basis of the prior twelve (12) calendar months) for all Facilities as of the Payment Date immediately preceding the Defeasance Release Date, (vi) delivers to Lender (A) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority perfected Lien on the deposits required pursuant to this Section and the U.S. Obligations purchased on behalf of Borrower in accordance with this Section (the "Security Agreement") securing Borrower's obligations under the Loan Documents, (B) for execution by Lender, a release of each relevant Facility from the lien of the Related Deed of Trust in a form appropriate for recording in each jurisdiction in which the relevant Facility is located, (C) an Officer's Certificate of Borrower certifying that the requirements set forth in this Section have been satisfied, including, without limitation, that no Event of Default has occurred and is continuing, (D) an opinion of counsel from Borrower's counsel in form and substance reasonably satisfactory to the Lender stating, among other things, (x) that, without qualification, the U.S. Obligations have been duly and validly assigned and delivered to Lender and Lender has a first priority perfected security interest on the deposits required pursuant to this Section and a first priority perfected lien on the U.S. Obligations and the proceeds thereof purchased hereunder and
(y) that the defeasance will not adversely affect the status of any REMIC formed in connection with a Securitization, and (E) such other certificates, documents or instruments as the Lender may reasonably request including, without limitation, (x) written confirmation from the relevant Rating Agencies that such defeasance will not cause any Rating Agency to withdraw, qualify or downgrade the then applicable rating on any security issued in connection with any Securitization and (y) a certificate from an Independent certified public accountant certifying that the amounts of the U.S. Obligations comply with all of the requirements of this Loan Agreement. The U.S. Obligations shall mature on or be redeemable, or provide for payment thereon, on or prior to the Business Day preceding the date on which payments under the Note are due and payable and the proceeds thereof shall be payable directly to the Cash Collateral Account. In connection with the foregoing, Borrower appoints Lender as its agent for the purpose of applying the amounts delivered pursuant to clause (iv) above to purchase U.S. Obligations. Notwithstanding anything in this Agreement to the contrary, in the event the Yield Maintenance Premium is due as a result of the acceleration of the Indebtedness after the occurrence of an Event of Default, Lender shall have the right to receive and collect the Yield Maintenance Premium but shall have no obligation to purchase U.S. Obligations or otherwise comply with this
Section 2.11.

         (b) Upon compliance with the requirements of this Section 2.11 in the event of a total defeasance of the Loan, or a partial defeasance of the Loan on a Facility-by-Facility basis, the relevant Facilities or Facility for which such defeasance has been consummated shall be released from the Lien of the Related Deed of Trust. In connection with a total defeasance of the Loan, Borrower may be required by Lender to assign its obligations under the Note, the other Loan Documents and the Security Agreements together with the pledged U.S. Obligations to such other entity or entities established or designated by Lender (the "Successor Trustor"). Such Successor Trustor shall assume the obligations under the Note, the other Loan Documents and the Security Agreements and, upon such assignment, Borrower shall be relieved of its obligations thereunder.

         (c) Nothing in this Section 2.11 shall release Borrower from any liability or obligation relating to any environmental matters arising under Sections 4.1(b)(U) or 5.1(D)-(I), inclusive, hereof.

         Section 2.12.  Central Cash Management.

     (a) Collection Accounts and Security Deposit Accounts.

         (i) Borrower shall open and maintain at each Collection Account Bank two trust accounts (each, a "Collection Account" and a "Security Deposit Account", respectively, and collectively, the "Collection Accounts" and the "Security Deposit Accounts"), and the relevant Collection Account Bank shall not commingle the amounts in either such account with any other amounts held on behalf of Lender or any other Person.

         (ii) Each Collection Account shall be assigned an identification number by the relevant Collection Account Bank and shall be opened and maintained in the name "Nomura Asset Capital Corporation as Mortgagee of BPP/Golden State Acquisitions, L.L.C." Neither Borrower nor any Manager shall have any right of withdrawal from any Collection Account. Borrower shall cause all tenants of each Facility to deposit all Rents, Money or other items of Gross Revenue (other than security deposits) directly into the applicable Collection Account. Without in any way limiting Borrower's obligations pursuant to the preceding sentence, if Borrower or any Manager nevertheless receives any Rents, Money or other items of Gross Revenue (other than security deposits), the same shall be held in trust for the benefit of Lender, and Borrower shall, and shall cause each Manager to, within two (2) Business Days after receipt thereof, deposit the same in the applicable Collection Account. Within five (5) days after the date hereof, Borrower shall send notices (collectively, the "Tenant Notices") to each tenant under the Leases of any Facility and other obligors with respect to any Facility, instructing them to make all payments of Rent and any other amounts which are payable to Borrower under Leases or otherwise with respect to the relevant Facility directly to the applicable Collection Account.

         (iii) Each Security Deposit Account shall be assigned an identification number by the applicable Collection Account Bank and shall be opened and maintained in the name "Nomura Asset Capital Corporation as Mortgagee of BPP/Golden State Acquisitions, L.L.C." Borrower shall cause all tenants of each Facility to deposit all security deposits directly into the applicable Security Deposit Account. Without in any way limiting Borrower's obligations pursuant to the preceding sentence, Borrower shall, and shall cause each Manager to, deposit directly into the applicable Security Deposit Account all security deposits received by or on behalf of Borrower in violation or contradiction of the preceding sentence within two (2) Business Days after receipt thereof. Neither Borrower nor any Manager shall have any right of withdrawal from any Security Deposit Account. On written request from Borrower with appropriate supporting materials, Lender will direct the applicable Collection Account Bank to release funds from the applicable Security Deposit Account to refund or apply security deposits as required by the Leases of the relevant Facility or by applicable Legal Requirements (and in the case of an application of security deposits, Borrower shall thereupon deposit the amount of the security deposit reimbursed by the applicable tenant as a result of such application into the applicable Collection Account). Borrower may designate a new financial institution to serve as a Collection Account Bank hereunder as provided in Section 2.13(i). Any breach of this Section 2.12(a) by Borrower shall be an Event of Default.

          (b) Payments. Prior to the occurrence of a Cash Management Event, Borrower shall pay to Lender or Lender's designee or to an account identified by Lender or Lender's designee on or prior to each Payment Date, the Required Debt Service Payment for such Payment Date, the Basic Carrying Costs Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date and the Capital Reserve Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date. After the occurrence of a Cash Management Event, pursuant to each of the Collection Account Agreements among the respective Collection Account Banks, Borrower and Lender (each, a "Collection Account Agreement"), Borrower will authorize and direct each Collection Account Bank to transfer on a daily basis, all funds deposited in the Collection Account (but not the Security Deposit Account) for each Facility to Lender or Lender's designee to be held in an Eligible Account established by Lender or Lender's designee (the "Cash Collateral Account"). The Cash Collateral Account shall be under the sole dominion and control of Lender. Borrower shall have no right of withdrawal in respect of the Cash Collateral Account. If, twelve (12) calendar months after the occurrence of a Cash Management Event, the Debt Service Coverage Ratio computed on the basis of the prior twelve (12) calendar months, is greater than or equal to 1.50, then Borrower may revoke its instruction to the Collection Account Banks regarding the transfer of funds to the Cash Collateral Account and will resume making payments to Lender in accordance with the first sentence of this Section 2.12(b).

          (c) Establishment of Sub-Accounts. Each Cash Collateral Account shall contain a Debt Service Payment Sub-Account, a Basic Carrying Costs Sub-Account, a Capital Reserve Sub-Account, a Deferred Maintenance Sub-Account, a Leasing Reserve Sub-Account, a Securitization Expense Sub-Account and an Operating Expense Sub-Account, each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") (i) may be ledger or book entry accounts and need not be actual accounts and (ii) shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Loan Agreement.

          (d) Permitted Investments. Upon the written request of Borrower, which request may be made once per Interest Accrual Period, Lender shall direct the Cash Collateral Account Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Investments as instructed by Borrower; provided, however, that (i) if Borrower fails, to so instruct Lender, or an Event of Default shall have occurred and is continuing, Lender may direct the Cash Collateral Account Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in Lender's sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Sub-Accounts must be made, (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender; (iv) no Permitted Investment shall be made unless Lender shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken; (v) Lender shall only be required to follow the investment instructions which were most recently received by Lender and Borrower shall be bound by such last received investment instructions; and (vi) any written request from Borrower continuing investment instructions shall contain an Officer's Certificate. from Borrower (which may be conclusively relied upon by Lender and its agents) that any such investments constitute Permitted Investments. It is the intention of the parties hereto that all amounts deposited in the Cash Collateral Account (or as much thereof as Lender may arrange to invest) shall at all times be invested in Permitted Investments. All funds in the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in such Cash Collateral Account for all purposes of this Agreement and the other Loan Documents. All gain in investments of funds in the Cash Collateral Account shall be allocated in the same manner as any other funds in the Cash Collateral Account. Lender shall have no liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Borrower's request other than after the occurrence of a Default or an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Borrower and Lender agree that Borrower shall include all such earnings and losses (other than those for Lender's account in accordance with the immediately preceding sentence) on the Cash Collateral Account as income of Borrower for federal and applicable state tax purposes. Borrower shall be responsible for any and all fees, costs and expenses associated with Permitted Investments.

          (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be deposited into the Cash Collateral Account and shall be subject to allocation and distribution like any other monies deposited therein.

          (f) Payment of Basic Carrying Costs, Debt Service, Capital Improvement Costs, Deferred Maintenance Costs, Leasing Expenses,
Securitization Expenses and Operating Expenses.

                    (i) Payment of Basic Carrying Costs. At least five (5) Business Days prior to the due date of any Basic Carrying Cost, and not more frequently than once each Interest Accrual Period, Borrower shall notify, Lender in writing and request that Lender pay such Basic Carrying Cost on behalf of Borrower on or prior to the due date thereof. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Basic Carrying Cost is then due. Lender shall make such payments out of the Basic Carrying Cost Sub-Account before the same shall be delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and Lender has received appropriate documentation to establish the amount(s) due and the due date(s) as and when provided above.

                (ii) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer to Lender's own account from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for the Payment Date. Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to
            Section 2.9 regardless of the time Lender makes such transfer as long as sufficient funds are on deposit in the Debt Service Payment Sub-Account at 12:00 noon, New York City time on the applicable Payment Date.

               (iii) Payment of Capital Improvement Costs. Not more frequently than once each Interest Accrual Period and provided that no Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to Borrower or its designee funds out of the Capital Reserve Sub-Account to the extent funds are available therein for payment of Capital Improvement Costs. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Capital Improvement Costs are reasonable, including, but not limited to, an Officer's Certificate stating that (i) the work relating thereto has been completed and that such amounts are then due (or have been paid) and (ii) the released funds shall be used solely for the purpose of payment of such Capital Improvement Costs. Upon Lender's approval (which shall not be unreasonably withheld), which approval, if granted by Lender, shall be delivered within ten (10) Business Days of Lender's receipt of such request, Lender shall release the funds to Borrower or its designee within ten (10) days of Lender's approval. Lender's failure to approve or disapprove such request within such ten (10) day period shall be deemed to be the approval of Lender.

               (iv) Payment of Deferred Maintenance Costs. Not more frequently than once each Interest Accrual Period and provided that no Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to Borrower or its designee funds out of the Deferred Maintenance Sub-Account to the extent funds are available therein for payment of Deferred Maintenance Costs. Together with each such request, Borrower shall furnish Lender with a certificate stating that an item of deferred maintenance listed on Exhibit D has been completed and stating the cost to complete such item. If Lender's approval is granted, Lender shall release the funds to Borrower or its designee within ten (10) days of Lender's approval. Upon satisfactory completion of the repairs identified on Exhibit D attached hereto, as determined by Lender in its reasonable discretion, and provided no Event of Default has occurred and is continuing, Lender shall release to Borrower all amounts remaining in the Deferred Maintenance Sub-Account.

               (v) Payment of Leasing Expenses. Not more frequently than once each Interest Accrual Period and provided that no Event of Default has occurred and is continuing, Borrower may notify Lender in writing and request that Lender release to Borrower or its designee funds out of the Leasing Reserve Sub-Account to the extent funds are available therein for payment of Leasing Expenses. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Leasing Expenses are reasonable, and that such amounts are then due (or have been paid). Upon Lender's approval (which shall not be unreasonably withheld), which approval, if granted by Lender, shall be delivered within ten (10) Business Days of Lender's receipt of such request, Lender shall release the funds to Borrower or its designee within ten (10) days of Lender's approval.

               (vi) Payment of Securitization Expenses. To the extent funds are available therein to pay the amounts for which Borrower is responsible pursuant to Section 2.14, Lender may release funds out of the Securitization Expense Sub-Account to (a) pay such amounts or (b) after Lender has paid all of the amounts for which Borrower is responsible pursuant to Section 2.14, provided no Event of Default has occurred and is continuing, to refund to Borrower all amounts remaining in the Securitization Expense Sub-Account.

               (vii) Payment of Operating Expenses. On and after the Optional Prepayment Date, not more frequently than once each Interest Accrual Period and provided that no Default or Event of Default has occurred and is continuing, Lender shall direct the Cash Collateral Account Bank to, within five (5) Business Days of Lender's receipt of an Operating Expense Certificate from Borrower, such Operating Expense Certificate to be delivered by Borrower not more frequently than once each Interest Accrual Period, transfer funds to Borrower or its designee out of the

            Operating Expense Sub-Account to the extent that there are funds available therein in an amount not to exceed the amount stated in the Operating Expense Certificate up to the Operating Expense Monthly Installment. Together with each such Operating Expense Certificate, Borrower shall furnish Lender with an Officer's Certificate stating that all operating expenses from previous periods have been paid in full and that such amounts are then due or have been paid.

               (viii) Extra Funds for Operating Expenses.  On and after the
            Optional Prepayment Date, not more frequently than once each Interest Accrual Period and provided that no Default or Event of Default has occurred and is continuing if in a given Interest Accrual Period, the Borrower requires amounts in excess of the Operating Expense Monthly Installment ("Extra Funds"), Borrower, at the time it delivers the Operating Expense Certificate, may deliver a written request to Lender for a disbursement of Extra Funds stating the amount of such Extra Funds and the purpose for which such amount is intended with attachments of copies of bills and other documentation as may be required by Lender to establish that such Operating Expenses are reasonable and that such amounts are then due or expected to become due in that month. Within ten
            (10) days after Lender's approval, which approval, if granted by Lender (such approval not to be unreasonably withheld or delayed), shall be delivered within ten (10) Business Days of Lender's receipt of such request, Lender shall release the funds to Borrower or its designee.

               (ix) Reconciliation. On and after the Optional Prepayment Date, Borrower shall furnish Lender monthly, on each Payment Date, a budget variance report reconciling the Operating Expenses shown on the Annual Operating Budget with requested disbursements for payment of Operating Expenses pursuant to Section 2.12(f).

               (x) Remaining Amounts. All remaining amounts shall be remitted to Borrower for Borrower's account on each Payment Date.

          (g) Monthly Funding of Sub-Accounts. During each Interest Accrual Period and except as provided below, during the term of the Loan commencing with the Interest Accrual Period in which the Closing Date occurs (each, the "Current Interest Accrual Period"), Lender shall allocate all funds then on deposit (regardless of whether such funds were transferred by any Collection Account Bank to the Cash Collateral Account Bank or by Borrower to Lender pursuant to
Section 2.12(b)) in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

               (i) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the Current Interest Accrual Period has been allocated to the Basic Carrying

            Costs Sub-Account, provided, that as of the Closing Date Borrower shall deposit into the Cash Collateral Account for funding of the Basic Carrying Costs Sub-Account an amount agreed to by Lender and Borrower;

               (ii) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Base Debt Service Payment for the Payment Date immediately after the Current Interest Accrual
            Period has been allocated to the Debt Service Payment Sub-Account;

               (iii) third, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Current Interest Accrual Period has been allocated to the Capital Reserve Sub-Account;

               (iv) fourth, to the Leasing Reserve Sub-Account, until an amount equal to the Leasing Reserve Monthly Installment has been allocated to the Leasing Reserve Sub-Account;

               (v) fifth, to the Securitization Expense Sub-Account, provided, however, that only the Initial Securitization Expense Amount shall be allocated to the Securitization Sub-Account;

               (vi) sixth, during each of the following periods: on and after the Optional Prepayment Date, or at Lender's sole election, upon the occurrence and during the continuation of an Event of Default, to the Operating Expense Sub-Account, until an amount equal to the Operating Expense Monthly Installment for the Current Interest Accrual Period has been allocated to the Operating Expense Sub-Account;

               (vii) seventh, during each of the following two periods: (i) on and after the Optional Prepayment Date and (ii) at Lender's sole election, upon the occurrence of a Default or an Event of Default hereunder which is continuing, any amounts deposited into or remaining in the Cash Collateral Account after (A) the minimum amounts set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto and (B) the funding of additional reserves at levels determined by Borrower to be prudent for working capital, Capital Improvement Costs and other Borrower costs, which levels shall be satisfactory to Lender, in Lender's sole discretion (the "Excess Cash Flow"), shall be allocated to the Debt Service Sub-Account and be applied by Lender on each Payment Date in accordance with Section 2.8 and shall not be disbursed to Borrower; and further provided, however, that if an Event of Default has occurred and is continuing any amounts deposited into or remaining in the Cash Collateral Account shall be for the account of Lender and may be withdrawn by Lender to be applied in any manner as Lender may elect in Lender's sole discretion; and

               (vii) seventh, provided that (i) no Default or Event of Default has occurred and is continuing and Lender has received all financial information described in Section 5.1(Q) for the most recent periods for which the same are due, Lender agrees that in each Current Interest Accrual Period any amounts deposited into or remaining in the Cash Collateral Account after
            (A) the minimum amounts set forth in clauses (i), (ii), (iii),
            (iv), (v), (vi) and (vii) (if applicable) above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto and (B) the funding of additional reserves at levels determined by Borrower to be prudent for working capital, Capital Improvement Costs and other Borrower costs, which levels shall be satisfactory to Lender, in Lender's sole discretion, shall be disbursed by Lender on the first Payment Date after the end of the then Current Interest Accrual Period, at Borrower's expense, to such account that Borrower may request in writing. Lender and its agents shall not be responsible for monitoring Borrower's use of any funds disbursed from the Cash Collateral Account or any of the Sub-Accounts.

          If an Event of Default has occurred and is continuing or if on any Payment Date the balance in any Sub-Account is insufficient to make the required payment due from such Sub-Account, Lender may, in its sole discretion, in addition to any other rights and remedies available hereunder, withdraw funds from any other Sub-Account to pay such deficiency. In the event that Lender elects to apply funds of any such Sub-Account to pay any Required Base Debt Service Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within three (3) Business Days after notice of such withdrawal, an Event of Default shall exist hereunder. Notwithstanding the foregoing, on the Closing Date Borrower shall deposit (i) the Initial Basic Carrying Costs Amount into the Basic Carrying Costs Sub-Account, (ii) the Deferred Maintenance Amount into the Deferred Maintenance Sub-Account and (iii) the Initial Securitization Expense Amount in the Securitization Expense Sub-Account.

          (h) Condemnation Proceeds and Insurance Proceeds. In the event of a Taking with respect to any Facility, Borrower shall cause all the proceeds in respect of such Taking ("Condemnation Proceeds") to be paid to Lender who shall, except as otherwise provided in the second succeeding sentence or in
Section 2.12(c) of the Related Deed of Trust, apply such Condemnation
Proceeds to reduce the Indebtedness in accordance with Section 2.7 and
Section 2.8. In the event of a casualty with respect to any Facility, except as otherwise provided in the next sentence or in Section 2.5 of the Related
Deed of Trust, Borrower shall cause all Proceeds of any insurance policy ("Insurance Proceeds") to be paid to Lender who shall apply such Insurance Proceeds to reduce the Indebtedness in accordance with Section 2.7 and
Section 2.8. All Insurance Proceeds received by Borrower or Lender in respect of business interruption coverage and all Condemnation Proceeds received in respect of a temporary Taking shall be maintained in the Cash Collateral Account maintained with respect to the affected Facility, to be applied by Lender in the same manner as Rents (other than security deposits) received from Borrower with respect to the operation of such Facility;
provided, further, that in
the event that the Insurance Proceeds of any such business interruption insurance policy or Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds or Condemnation Proceeds in a segregated interest-bearing escrow account at the Cash Collateral Account Bank, and Lender shall estimate the number of months required for Borrower to restore the damage caused by the casualty to the Facility or that the Facility will be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Proceeds or Condemnation Proceeds in connection with such casualty or temporary Taking by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of said Insurance Proceeds or Condemnation Proceeds. Any Insurance Proceeds or Condemnation Proceeds made available to Borrower for restoration or repair in accordance with the Related Deed of Trust, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of, such restoration, shall be paid to Borrower.

          (i) Payment of Basic Carrying Costs. Except to the extent that Lender is obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of Section 2.12(f), Borrower shall pay all Basic Carrying Costs with respect to itself and the Facilities in accordance with the provisions of the Deeds of Trust, subject, however, to Borrower's rights to contest payment of same in accordance with the Deeds of Trust. Borrower's obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's or the Deed of Trust Trustee's interests. (In the event such a change in law prohibits Borrower from assuming liability for payment of any such Imposition, the outstanding Indebtedness shall, at the sole option of Lender, become due and payable on the date that is 120 days after such change in law (and failure to pay such amounts on the date due shall be an Event of Default)). Should an Event of Default have occurred and be continuing, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Lender in any manner as Lender in its sole discretion may determine.

          Section 2.13. Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Lender and grants to Lender a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

               (i) all of Borrower's right, title and interest in the Cash Collateral Account (including all Sub-Accounts) and all Money and Permitted Investments, if any, from time to time deposited or held in the Cash Collateral Account;

               (ii) all of Borrower's right, title and interest in each Collection Account and Security Deposit Account and all Money, if any, from time to time deposited or held in any Collection Account or Security Deposit Account; provided, however, that nothing herein is intended to subject any Security Deposit Account to any claim of Lender in violation of applicable Legal Requirements);

               (iii) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

               (iv)   to the extent not covered by clauses (i), (ii), or
            (iii) above, all Proceeds and products of any or all of the foregoing.

          (b) Covenants. Borrower covenants that (i) all Rents, Money and other items of Gross Revenue shall be deposited directly into the relevant Collection Account or the Security Deposit Account, as applicable, in accordance with Section 2.12(a) and (ii) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit any Manager or any Person to open) any other account for the collection of Rents, Money or other items of Gross Revenue, other than such replacement Collection Accounts as may be approved by Lender in Lender's sole discretion.

          (c) Instructions and Agreements. On or before the Closing Date, Borrower will submit to each Collection Account Bank for each Facility a Collection Account Agreement to be executed by such Collection Account Bank. On or before the Closing Date, Borrower and the Cash Collateral Account Bank will execute and deliver a Cash Collateral Account Agreement in form and substance satisfactory to Lender in Lender's sole discretion (the "Cash Collateral Account Agreement"). Borrower agrees that prior to the payment in full of the Indebtedness, the Cash Collateral Account Agreement shall be irrevocable by Borrower without the prior written consent of Lender.

          (d) Financing Statements: Further Assurances. Borrower will execute and deliver to Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Lender's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Lender to exercise and enforce Lender's rights and remedies hereunder with respect to, the Account Collateral.

          (e) Transfers and Other Liens. Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof and of the other Loan Documents, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Lender under this Agreement.

          (f) Lender's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Lender shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Lender, or the preservation of rights against any Person or otherwise with respect thereto. Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Lender's acknowledging receipt of, any wire transfer from the Collection Account Bank or (ii) any loss, damage or diminution in value by reason of the act or omission of Lender, or Lender's agents, employees or bailees.

          (g) Lender Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

          (h) Continuing Security Interest: Termination. This Section 2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, Borrower shall be entitled to the return, at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the pledge and Lien hereof, provided, however, that Borrower shall pay on demand all of Lender's reasonable expenses in connection therewith.

          (i) Replacement of Collection Account Bank. So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right at any time to designate a successor Collection Account Bank to hold one or more of the Collection Account or the Security Deposit Account upon thirty (30) days prior written notice to Lender, and Lender's reasonable approval of the successor. No such designation shall become effective until each of Borrower and the successor collection account bank has delivered to Lender an executed collection account agreement substantially equivalent to the existing Collection Account Agreement and financing statements as may be necessary or appropriate have been prepared, executed and delivered to a filing agency.

          Section 2.14. Securitization. Borrower hereby acknowledges that Lender, its successors or assigns, may sell or securitize the Loan or portions thereof in one or more transactions through the issuance of securities, which may be rated by the Rating Agencies (each, a "Securitization"; collectively, the "Securitizations"). Borrower agrees that at its sole cost and expense, it shall reasonably cooperate with Lender and use its best efforts to facilitate the consummation of each Securitization including, but not limited to, by (a) amending or causing the amendment of this Agreement and the other Loan Documents, and executing such additional documents including amendments to Borrower's organizational documents and preparing financial statements as reasonably requested by the Rating Agencies to conform the terms of the Loan to the terms of similar loans underlying completed or pending securitized transactions having or seeking ratings the same as those then being sought in connection with the relevant Securitization, provided, however, that any such amendment or additional documents shall not change the economic terms of the Loan; (b) promptly and reasonably providing such information as may be reasonably requested in connection with the preparation of a private placement memorandum or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (c) providing in connection with each of
(i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, an indemnification certificate (x) certifying that Borrower has carefully examined such memorandum or prospectus, as applicable, including, without limitation, the sections entitled "Special Considerations", "Description of the Deed of Trust Loan and "The Underlying Trust Properties", "The Managers", "Borrower" and "Certain Legal Aspects of the Deed of Trust Loan", and such sections (and any other sections reasonably requested) insofar as they relate to Borrower, its Affiliates, the Loan or the Facilities do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Lender for any losses relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such memorandum or prospectus as applicable, and (y) indemnifying Lender (and its officers, directors, partners, employees, affiliates and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended), the Issuer and the Advisor for any losses, claims, damages, expenses or liabilities (including, without limitation, all liabilities under all applicable federal and state securities laws) (collectively, the "Liabilities") to which any of them may become subject (i) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact relating to Borrower, its Affiliates, the Loan, the Facilities, the Managers or any aspect of the subject financing or the parties directly involved therein contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading or
(ii) as a result of any untrue statement of material fact in any of the financial statements of Borrower incorporated into any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities or the failure to include in such financial statements or in any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities any material fact relating to Borrower, its Affiliates, the Facilities, the Loan, the Managers and any aspect of the subject financing necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that Borrower shall have had an opportunity to review and comment upon the relevant portions of such documents; and (z) agreeing to reimburse Lender, the Issuer and the Advisor for any legal or other expenses reasonably incurred by Lender, the Issuer and the Advisor in connection with investigating or defending the Liabilities; (d) causing to be rendered such customary opinion letters as shall be reasonably requested by the Rating Agencies for other securitizations having or seeking ratings comparable to that then being sought for the relevant Securitization; (e) making such representations, warranties and covenants, as may be reasonably requested by the Rating Agencies and comparable to those required in other securitized transactions having or seeking the same rating as is then being sought for the Securitization; (f) providing such information regarding the Collateral as may be reasonably requested by the Rating Agencies or otherwise required in connection with the formation of a REMIC and (g) providing any other information and materials required in the Securitization process. Borrower acknowledges and agrees that Lender may, at any time on or after the Closing Date, assign its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee in Lender's discretion. Nothing herein shall in any way limit Lender's right to sell all or a portion of the Loan in a transaction which is not a Securitization.

          Section 2.15. Supplemental Deed of Trust Affidavits. The Liens to be created by the Deeds of Trust are intended to encumber the respective Facilities described therein to the full extent of Borrower's obligations under the Loan Documents. As of the Closing Date, Borrower shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Deeds of Trust.

          Section 2.16. Transfer of Trust Property. Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower, its partners and their principals in owning and operating properties such as the Facilities in agreeing to make the Loan, and that Lender will continue to rely on Borrower's ownership of the Facilities as a means of maintaining the value of the Facilities as security for repayment of the Indebtedness. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Facilities so as to ensure that, should Borrower default in the repayment of the Indebtedness, Lender can recover the Indebtedness by a sale of the Facilities. Borrower shall not, without the prior written consent of Lender, which consent may be granted or withheld in the sole and absolute discretion of Lender, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer any Facility or any part thereof, or permit any Facility or any part thereof to be sold, conveyed, mortgaged, encumbered, pledged or otherwise transferred, except as otherwise permitted by this Agreement.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

          Section 3.1. Conditions Precedent to the Making of the Loan. (a) As a condition precedent to the making of the Loan, Borrower shall have satisfied the following conditions (unless waived by Lender in accordance with Section 8.4) with respect to each Facility on or before the Closing Date:

(A)  Loan Documents.

          (i) Loan Agreement. Borrower shall have executed and delivered this Agreement to Lender.

          (ii) Note. Borrower shall have executed and delivered to Lender the Note.

          (iii) Deeds of Trust. Borrower shall have executed and delivered to Lender the Deeds of Trust and each Deed of Trust shall have been filed of record in the appropriate filing offices in the jurisdiction in which the related Facility is located or irrevocably delivered to a title agent for such recordation.

          (iv) Assignments of Leases. Borrower shall have executed and delivered to Lender the Assignments of Leases and each Assignment of Leases shall have been filed of record in the appropriate filing offices in the jurisdiction in which the related Facility is located or irrevocably delivered to a title agent for such recordation.

          (v) Assignments of Agreements. Borrower shall have executed and delivered to Lender the Assignments of Agreements and each Assignment of Agreements shall, to the extent prudent pursuant to local practice, have been filed of record in the appropriate filing offices in the jurisdiction in which the related Facility is located or irrevocably delivered to a title agent for such recordation.

          (vi) Financing Statements. Borrower and its partners or members (and their shareholders), as applicable, shall have executed and delivered to Lender all financing statements required by Lender and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

          (vii) Manager's Subordinations. Each Manager and Borrower shall have executed and delivered to Lender the Manager's Subordinations.

          (viii) Cash Collateral Account Agreement. Borrower and the Cash Collateral Account Bank shall have executed and delivered the Cash Collateral Account Agreement and shall have delivered an executed copy of such agreement to Lender.

          (ix) Collection Account Agreements. Borrower and each Collection Account Bank shall have executed and delivered each Collection Account Agreement and shall have delivered an executed copy of such Agreement to Lender.

     (B) Opinions of Counsel. Lender shall have received from counsel satisfactory to Lender, legal opinions in form and substance satisfactory to Lender in Lender's sole discretion (including without limitation, a bankruptcy opinion with respect to Borrower). All such legal opinions will be addressed to Lender and the Rating Agencies, dated as of the Closing Date, and in form and substance satisfactory to Lender, the Rating Agencies and their counsel. Borrower hereby instructs any of the foregoing counsel, to the extent that such counsel represents Borrower, to deliver to Lender such opinions addressed to Lender and the Rating Agencies.

     (C) Secretary's Certificate and SPE Equity Owner's Certificate. Lender shall have received a Secretary's Certificate with respect to Borrower's managing equity owner and an SPE Equity Owner's Certificate with respect to Borrower.

     (D) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of each Facility of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Deeds of Trust. Such certificates shall indicate that Lender is an additional insured as its interests may appear and shall contain a loss payee endorsement in favor of Lender with respect to the property policies required to be maintained under the Deeds of Trust. All insurance policies required to be maintained hereunder shall be maintained from the Closing Date throughout the term of this Agreement in the types and amounts required under the Deeds of Trust.

     (E) Lien Search Reports. Lender shall have received satisfactory reports of UCC (collectively, the "UCC Searches"), federal tax Lien, bankruptcy, state tax lien, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Lender. Such searches shall have been received in relation to Borrower and each equity owner in Borrower. Such searches shall have been conducted in each of the locations designated by Lender in Lender's reasonable discretion and shall have been dated not more than fifteen (15) days prior to the Closing Date.

     (F) Title Insurance Policy. Lender shall have received (i) a Title Insurance Policy or a marked up commitment (in form and substance reasonably satisfactory to Lender in Lender's reasonable discretion) from Title Insurer to issue the Title Insurance Policy and (ii) a fully executed copy of the Title Instruction Letter from the Title Insurer.

     (G) Environmental Matters. Lender shall have received an Environmental Report with respect to each Facility, addressed to Lender, which Environmental Report shall be (i) prepared by a firm approved by Lender in Lender's sole discretion, (ii) prepared based on a scope of work determined by Lender in Lender's sole discretion and (iii) in form and content acceptable to Lender in Lender's sole discretion, such Environmental Report to be conducted by an Independent environmental Engineer.

     (H) Consents, Licenses, Approvals. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower under, and the validity and enforceability of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

     (I) Additional Matters. Lender shall have received such other Permits, certificates (including certificates of occupancy reflecting the uses of each Facility as of the Closing Date), opinions, documents and instruments (including without limitation, written proof from the appropriate Governmental Authority regarding the zoning of each Facility in form and substance satisfactory to Lender in Lender's sole discretion) relating to the Loan as may have been requested by Lender and all other documents and all legal matters in connection with the Loan shall be satisfactory in form and substance to Lender. Borrower shall provide Lender with information reasonably satisfactory to Lender regarding the Basic Carrying Costs on or before the Closing Date.

     (J) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects.

     (K) Accounting and Regulatory Review. Lender shall have received an accounting and regulatory review satisfactory to Lender in Lender's sole discretion showing no anticipated decrease in cash flow. Such review shall be (i) prepared by a firm approved by Lender in Lender's sole discretion,
(ii) prepared based on a scope of work determined by Lender in Lender's sole discretion and (iii) in form and content acceptable to Lender in Lender's sole discretion.

     (L) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in an adverse effect upon the making or repayment of the Loan or the consummation of the Transactions.

     (M) Survey. Lender shall have received a Survey with respect to each Facility which Survey shall be (i) prepared by a firm approved by Lender in Lender's sole discretion, (ii) prepared based on a scope of work determined by Lender in Lender's sole discretion and (iii) in form and content acceptable to Lender in Lender's sole discretion.

     (N) Engineering Report. Lender shall have received an Engineering Report (which shall include, among other things, a seismic study) with respect to each Facility prepared by an Engineer (addressed to Lender) and which reports shall be (i) prepared by a firm approved by Lender in Lender's sole discretion, (ii) prepared based on a scope of work determined by Lender in Lender's sole discretion and (iii) in form and content acceptable to Lender in Lender's sole discretion.

     (O) Appraisal. Lender shall have received an Appraisal satisfactory to Lender with respect to each Facility which shall be (i) prepared by a firm approved by Lender in Lender's sole discretion, (ii) prepared based on a scope of work determined by Lender in Lender's sole discretion and (iii) in form and content acceptable to Lender in Lender's sole discretion.

     (P) Security Deposits. All security deposits with respect to each Facility on the Closing Date shall have been transferred to the relevant Security Deposit Account, and

Borrower shall be in compliance with all applicable Legal Requirements relating to such security deposits.

     (Q) Service Contracts and Permits. Borrower shall have delivered to Lender a copy of all material contracts and Permits relating to the Facilities.

     (R)  Site Inspection.  Unless waived by Lender in accordance with
Section 8.4, Lender shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Facilities to be acquired with the Loan satisfactory to Lender in Lender's sole discretion.

     (S) Use. The Facilities shall be operating only as [anchored shopping centers].

     (T) Financial Information. Lender shall have received all financial information (which financial information shall be satisfactory to Lender in Lender's sole discretion) relating to the Facilities including, without limitation, audited financial statements of Borrower and other financial reports requested by Lender in Lender's sole discretion. Such financial information shall be (i) prepared by a firm approved by Lender in Lender's sole discretion, (ii) prepared based on a scope of work determined by Lender in Lender's sole discretion and (iii) in form and content acceptable to Lender in Lender's sole discretion.

     (U) Management Agreement. Lender shall have received a true and correct copy of the Management Agreement with respect to each Facility.

     (V) Leases: Tenant Estoppels; Subordination, Nondisturbance and Attornment Agreements. With respect to each Facility, Borrower shall have delivered a true, complete and correct rent roll and a copy of each of the Leases identified in such rent roll, and each Lease shall be satisfactory to Lender in Lender's sole discretion. Borrower shall, among other things and without limitation, for each Facility provide (i) evidence that each Lease is in full force and effect and (ii) originally executed tenant estoppel certificates and subordination, nondisturbance and attornment agreements from tenants with leases which in the aggregate account for 100% of the total square footage of the relevant Facility in form and substance satisfactory to Lender in Lender's sole discretion.

     (W) Subdivision. Evidence satisfactory to Lender (including title endorsements) that the Land with respect to each Facility constitutes a separate lot for real estate tax and assessment purposes.

     (X) Transaction Costs and Fees. Borrower shall have paid or caused to be paid all Transaction Costs.

     (Y) Utilities. Evidence that all utility services required for each Facility are available.

     (b) Lender shall not make the Loan unless and until each of the applicable conditions precedent set forth in Section 3.1 is satisfied and until Borrower provides any other information reasonably required by Lender.

     (c) In connection with the Loan, Borrower shall execute and/or deliver to Lender all additions, amendments, modifications and supplements to the items set forth in this Article III, including without limitation, amendments, modifications and supplements to the Note, Deeds of Trust, Assignments of Leases, and Assignments of Agreements, if reasonably requested by Lender to effectuate the provisions hereof, and to provide Lender with the full benefit of the security intended to be provided under the Loan Documents. Without in any way limiting the foregoing, such additions, modifications and supplements shall include those deemed reasonably desirable by Lender's counsel in the jurisdiction in which a Facility is located.

     (d) The making of the Loan shall constitute, without the necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Borrower to Lender that all of the applicable conditions to be satisfied in connection with the making of the Loan have been satisfied (unless waived by Lender in accordance with Section 8.4,) and that all of the representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects as of the date of the making of the Loan.

     Section 3.2. Form of Loan Documents and Related Matters. The Loan Documents and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender, and shall be reasonably satisfactory in form and substance to Lender.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of Borrower. (a) Closing Date Representations and Warranties of Borrower. Borrower represents and warrants that, as of the Closing Date:

     (A) Organization. Borrower (i) is a duly organized and validly existing Entity in good standing under the laws of the State of its formation, (ii) has the requisite Entity power and authority to carry on its business as now being conducted, and (iii) has the requisite Entity power to execute and deliver, and perform its obligations under, the Loan Documents.

     (B) Authorization. The execution and delivery by Borrower of the Loan Documents, Borrower's performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Loan Documents (i) have been duly authorized by all requisite Entity action on the part of Borrower, (ii) will not violate any provision of any applicable Legal Requirements, any order of any court or other Governmental Authority, any organizational document of Borrower or any indenture or agreement or other instrument to which Borrower is a party or by which Borrower is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any such indenture or agreement or instrument and (iv) have been duly executed and delivered by Borrower. Other than those obtained or filed on or prior to the Closing Date Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Loan Documents. The Loan Documents to which any Manager is a party have been duly authorized, executed and delivered by such Manager.

            (C)  Single-Purpose Entity.

                 (i) Borrower has been, and will continue to be, a duly formed and existing Entity, and a Single-Purpose Entity. (ii) BPP/Golden State Acquisitions, Inc., a Delaware corporation, at all times since its formation has been, and will continue to be, a duly formed and existing corporation in good standing, and Borrower will take no action to cause such entity not to be a duly formed and existing corporation in good standing.

                 (iii) Borrower at all times since its formation has
            complied, and will continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which Borrower was formed relating to the Entity.

                 (iv) All customary formalities regarding the Entity
            existence of Borrower have been observed at all times since its formation and will continue to be observed.

                 (v) Borrower has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

            (b) Additional Closing Date Borrower Representations and Warranties. Borrower represents and warrants that, as of the Closing Date:

            (A) Litigation. Other than unlawful detainer actions instituted in the ordinary course of the operation of a Facility and as disclosed to Lender in writing prior to the date hereof, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower, the Operating Partnership, the SPE Equity Owner, Manager, or any Facility.

            (B) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. Borrower is not in material default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which Borrower or any Facility is bound.

            (C) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

            (D) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in the Loan Documents or in any other document or certificate delivered to Lender by Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Borrower.

            (E) Location of Chief Executive Offices. The location of Borrower's principal place of business and the location of Borrower's chief executive office is: c/o Burnham Pacific Properties, Inc., 610 West Ash Street, San Diego, CA 92101.

            (F) Compliance. Borrower, each Facility and Borrower's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the default or violation of which is reasonably likely to have a Material Adverse Effect.

            (G) Other Debt and Obligations. Borrower has no financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party, or by which Borrower or any Facility is bound, and other than unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Facilities which do not exceed, at any time, a maximum amount of $250,000 (with respect to each Facility) and are paid within sixty
(60) days of the date incurred, and other than obligations under the Deeds of Trust and the other Loan Documents, and other than the Permitted Encumbrances. Borrower has not borrowed or received other debt financing that has not been heretofore repaid in full and Borrower has no known material contingent liabilities.

            (H) ERISA. Each Plan and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which Borrower would be under an obligation to furnish a report to Lender under Section 5.1(T).

            (I) Solvency. Borrower (i) has not entered into this Loan Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents.

Giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than Borrower's probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

            (J) Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

            (K) Enforceability. The Loan Documents are the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles.

            (L) Investment Company Act, Public Utility Holding Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            (M) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

            (N) Labor Matters. Borrower is not a party to any collective bargaining agreements.

            (O) Title to the Trust Property. Borrower owns good, indefeasible, marketable and insurable fee simple title to each Facility free and clear of all Liens, other than the Permitted Encumbrances applicable to such Facility. There are no outstanding options to purchase or rights of first refusal affecting any Facility. The Permitted Encumbrances do not and will not materially and adversely affect (i) the ability of Borrower to pay in full all sums due under the Note or any of its other obligations in a timely manner or (ii) the use of any Facility for the use currently being made thereof, the operation of any Facility as currently being operated or the value of any Facility.

            (P) Use of Proceeds: Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in Section 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

            (Q) Financial Information. All historical financial data concerning Borrower and its Facility that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no material adverse change in the financial position of Borrower or any Facility, or in the results of operations of Borrower. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or any Facility.

            (R) Condemnation. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Facility or for the relocation of roadways providing access to any Facility.

            (S)  Intentionally omitted.

            (T) Utilities and Public Access. Each Facility has adequate rights of access to public ways and are served by adequate water, sewer, sanitary sewer and storm drain facilities as are adequate for full utilization of such Facility for their current purposes. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of the Facility as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve each Facility either (i) without passing over other property or, (ii) if such utilities pass over other property, pursuant to valid easements. All roads necessary for the utilization of each Facility for their current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Facility.

            (U) Environmental Compliance. Borrower represents, warrants and covenants, as to itself and each Facility:

                 (i) Borrower and each Facility are in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Borrower of and compliance with all environmental, health and safety Permits, licenses and other governmental authorizations required in connection with the ownership and operation of each Facility under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

                 (ii) There is no Environmental Claim pending or, to
            Borrower's knowledge, threatened, and no penalties arising under Environmental

            Laws have been assessed, against Borrower, any Facility or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by Borrower, or any Facility to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances or the presence, Use, or Release of any Hazardous Substances at, on, in, under, or from any Facility.

                 (iii) To the knowledge of Borrower after due inquiry, there have been and are no past or present Releases or threats of Release of any Hazardous Substance that are likely to form the basis of any Environmental Claim against Borrower, any Facility or, to Borrower's knowledge, against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law.

                 (iv) To the knowledge of Borrower after due inquiry and
            except as disclosed in the Environmental Reports, without limiting the generality of the foregoing, there is not present at, on, in or under any Facility, PCB-containing equipment, asbestos or asbestos containing materials, underground or aboveground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint (nor have there been any underground storage tanks present at, on, in, or under any Facility).

                 (v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any Facility and, to Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject any Facility to liens under any Environmental Law.

                 (vi) There have been no environmental investigations,
            studies, audits, reviews or other analyses conducted by or on behalf of Borrower that are in the possession or control of Borrower in relation to any Facility which have not been provided to Lender.

                 (vii) No conditions exist which would require Borrower under any Environmental Laws to place a notice on any deed to any Facility with respect to the presence, Use or Release of Hazardous Substances at, on, in, under or from any Facility and no Facility has had such notice in its deed.

            (V) No Joint Assessment, Separate Lots. Borrower has not and shall not suffer, permit or initiate the joint assessment of any Facility (i) with any other real property constituting a separate tax lot, and (ii) with any portion of such Facility which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Facility as a single Lien. Each Facility is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

            (W) Assessments. Except as disclosed in the Title Insurance Policy, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting any Facility, nor, to the knowledge of Borrower, are there any contemplated improvements to any Facility that may result in such special or other assessments.

            (X) Deeds of Trust and Other Liens. Each Deed of Trust creates a valid and enforceable first mortgage lien on the applicable Facility as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to such Facility. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by such Collateral Security Instrument is subject to a UCC financing statement filed and/or recorded, as appropriate, (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

            (Y) Enforceability. The Loan Documents executed by Borrower in connection with the Loan, including, without limitation, any Collateral Security Instrument, are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of the Note, the Deeds of Trust, or such other Loan Documents, or the exercise of any right thereunder, render the Deeds of Trust unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            (Z) No Liabilities. Borrower has no liabilities or obligations including without limitation Contingent Obligations, (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise) other than those liabilities and obligations expressly permitted by this Agreement.

            (AA) No Prior Assignment. As of the Closing Date, (i) Lender is the assignee of Borrower's interest under the Leases, and (ii) there are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

            (AB) Certificate of Occupancy. Borrower has obtained all Permits necessary to use and operate the Facilities for the uses described in Section 3.1(S), and all such Permits are in full force and effect. The respective use being made of each Facility is in conformity in all respects with the certificates of occupancy and/or Permits for such Facility and any other restrictions, covenants or conditions affecting such Facility.

            (AC) Flood Zone. Except as shown on the Survey, no Facility is located in a flood hazard area as defined by the Federal Insurance Administration.

            (AD) Physical Condition. Except as disclosed in the related Engineering Reports, each Facility is free of material structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear.

            (AE) Intellectual Property. All trademarks, trade names and service marks that Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

            (AF) Security Deposits. All security deposits with respect to each Facility on the Closing Date have been transferred to the relevant Security Deposit Account on or prior to the Closing Date, and Borrower is in compliance with all applicable Legal Requirements relating to such security deposits.

            (AG) Conduct of Business. Borrower does not conduct its business "also known as", "doing business as" or under any other name.

            (AI) Title Insurance. Each Facility is covered by either an American Land Title Association (ALTA) mortgagee's title insurance policy, or a commitment to issue such a title insurance policy, insuring a valid first lien on such Facility, which is in full force and effect and is freely assignable to and will inure to the benefit of Lender and any successor or assignee of Lender, including but not limited to the trustee in a Securitization, subject only to the Permitted Encumbrances.

            (AK) Tax Fair Market Value. Each Allocated Loan Amount with respect to the relevant Facility does not exceed the Tax Fair Market Value of such Facility. If the Note is significantly modified prior to the closing date of a Securitization so as to result in a taxable exchange under Code
Section 1001, Borrower will, if requested by Lender, represent that each

Allocated Loan Amount does not exceed the Tax Fair Market Value of the relevant Facility as of the date of such significant modification.

            (AL) Leases. Except as disclosed in the tenant estoppel certificates or in the rent roll statement delivered to Lender prior to the Closing Date, (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable, subject to bankruptcy, insolvency, moratorium and other laws limiting or affecting the rights of creditors generally; (c) the material terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll statement delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) to Borrower's knowledge, there exist no offsets or defenses to the payment of any portion of the Rents; (h) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (i) no Person has any possessory interest in, or right to occupy, the Facility except under and pursuant to a Lease; (j) each Lease is subordinate to the Loan Documents, either pursuant to its terms or a recorded subordination agreement; and (k) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders.

            Section 4.2. Survival of Representations and Warranties. Borrower agrees that (i) all of the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided) and (ii) all representations and warranties made by Borrower shall survive the delivery of the Note and continue for so long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations, warranties and covenants set forth in Section 4.1(b)(U) and Sections 5.1(D) through 5.1(I) inclusive shall survive in perpetuity and shall not be subject to the exculpation provisions of Section 8.14. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

            Section 5.1. Borrower Covenants. Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

            (A) Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its Entity existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all respects with all applicable Legal Requirements and Insurance

Requirements applicable to it and any Facility. Borrower shall notify Lender promptly of any written notice or order that Borrower receives from any Governmental Authority relating to Borrower's failure to comply with such applicable Legal Requirements relating to any Facility and promptly take any and all actions necessary to bring its operations at such Facility into compliance with such applicable Legal Requirements (and shall fully comply with the requirements of such Legal Requirements that at any time are applicable to its operations at any Facility) provided, that Borrower at its expense may, after prior notice to Lender, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such applicable Legal Requirements as long as (i) neither the applicable Collateral nor any part thereof or any interest therein, will be sold, forfeited or lost if Borrower pays the amount or satisfies the condition being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (ii) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (iii) below, or to any risk of criminal liability, and neither the applicable Collateral nor any interest therein would be subject to the imposition of any lien as a result of the failure to comply with such Legal Requirement or of such proceeding and (iii) Borrower shall have furnished to Lender additional security in respect of the claim being contested or the loss or damage that may result from Borrower's failure to prevail in such contest in an amount equal to 125% of the amount of such claim. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep each Facility in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Deeds of Trust. Borrower shall keep each Facility insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided herein and in the Deeds of Trust.

            (B) Impositions, and Other Claims. Borrower shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the applicable Deed of Trust.

            (C) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which is reasonably likely to have a Material Adverse Effect.

            (D)  Environmental Remediation.

                 (i) If any investigation, site monitoring, cleanup, removal, abatement, restoration remedial work or other response action of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the (x) past, present or future presence, suspected presence, Release or threatened Release of a

            Hazardous Substance at, on, in, under or from the Facility or any portion thereof or (y) violation of or compliance with applicable Environmental Laws, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within the time period ordered or directed by such Governmental Authority or such shorter period as may be required under any applicable Environmental Law; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law or (z) if Borrower, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work, as long as (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) no Facility nor any part thereof or interest therein would be sold, forfeited or lost if Borrower performs the Remedial Work being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and no Facility nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in an amount equal to 125% of the cost of such Remedial Work and any loss or damage that may result from Borrower's failure to prevail in such contest.

                 (ii) All Remedial Work under clause (i) above shall be
            performed by contractors, and under the supervision of a consulting environmental Engineer, each approved in advance by Lender which approval will not be unreasonably withheld or delayed. All costs and expenses incurred in connection with such Remedial Work shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), upon sixty (60) days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. Borrower shall pay or reimburse Lender on demand for all Advances (as defined in the Deed of Trust) and expenses (including reasonable attorneys' fees and disbursements) relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

                 (iii) Unless otherwise required by law, Environmental Laws or any Governmental Authority, Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence or Release of Hazardous Substances at, on, in, under, from or about Borrower's Facility poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

            (E)  Environmental Matters: Inspection.

                 (i) Borrower shall not cause, allow or authorize a Hazardous Substance to be present at, on, in, under or to emanate from any Facility, or migrate from adjoining property controlled by Borrower onto or into any Facility, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present at, on, in, under or emanate from any Facility, or migrate onto or into any Facility, Borrower shall cause the performance of Remedial Work, removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. Borrower shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into any Facility from any adjoining property.

                 (ii) Upon prior written notice to Borrower, Lender shall
            have the right at all reasonable times to enter upon and inspect all or any portion of any Facility. If Lender has reason to believe that Remedial Work may be required, Lender may select or may require Borrower to select a consulting environmental Engineer reasonably satisfactory to Lender to conduct and prepare environmental reports assessing the environmental condition of any Facility. Lender shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the environmental Engineer. The inspection rights granted to Lender in this Section 5.1(E) shall be in addition to, and not in limitation of any other inspection rights granted to Lender in the Loan Documents, and shall expressly include the right (if Lender suspects that Remedial Work may be required) to conduct or require Borrower to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

            (iii) Borrower agrees to bear and shall pay or reimburse Lender promptly on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(E) in the following situations:

            (x) If Lender has grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

            (y) If any such inspection reveals an occurrence or condition that could lead to an Environmental Claim; or

            (z) If an Event of Default with respect to the Facility exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

            (F) Environmental Notices,. Borrower shall promptly provide notice to Lender of:

                 (i) any Environmental Claim asserted or threatened (in writing) by any Governmental Authority or other Person with respect to any Hazardous Substance at, on, in, under or emanating from any Facility, which could reasonably be expected to impair the value of Lender's interests hereunder or have a Material Adverse Effect;

                 (ii) any Environmental Claim or proceeding, investigation or inquiry commenced or threatened in writing by any Person or Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

                 (iii) all Environmental Claims asserted or threatened (in writing) against Borrower, against any other party occupying any Facility or any portion thereof which become known to Borrower, or against any Facility, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

                 (iv) the discovery by Borrower of any occurrence or
            condition on any Facility or on any real property adjoining or in the vicinity of any Facility which could reasonably be expected to lead to an Environmental Claim against Borrower or Lender which such Environmental Claim is reasonably likely to have a Material Adverse Effect; and

                 (v)  the commencement or completion of any Remedial Work.

            (G) Copies of Notices. Borrower shall immediately transmit to Lender copies of any citations, orders, notices or other written communications received from any Person or any Governmental Authority and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

                    (H) Environmental Claims. Lender and/or, to the extent authorized by Lender if applicable, the Deed of Trust Trustee may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning any Facility or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender or the Deed of Trust Trustee, will not be adequately protected by Borrower. Borrower agrees to bear and shall pay or reimburse Lender and the Deed of Trust Trustee on demand for all reasonable sums advanced and reasonable expenses incurred (including reasonable attorneys' fees and disbursements) and the Deed of Trust Trustee, incurred by Lender and the Deed of Trust Trustee in connection with any such action or proceeding.

                    (I) Indemnification. Borrower agrees to indemnify, reimburse, defend (with counsel satisfactory to Lender, at Lender's election) and hold harmless Lender and any Deed of Trust Trustee, for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, attorneys' fees, disbursements and expenses, and consultants' fees, disbursements and expenses, including costs of Remedial Work (collectively, "Losses") asserted against, resulting to, imposed on, or incurred by Lender or any Deed of Trust Trustee, directly or indirectly, in connection with any of the following:

                (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

                 (ii) the presence, Use or Release of Hazardous Substances
            at, on, in, under or from any Facility, which presence, Use or Release requires or could require Remedial Work;

                 (iii) any Environmental Claim against Borrower, Lender, Deed of Trust Trustee or any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

                 (iv) the breach of any representation, warranty or covenant set forth in Section 4.1(b)(U) and Sections 5.1(D) through 5.1(I), inclusive.

           The indemnity provided in this Loan Agreement shall not be included in any exculpation of Borrower from personal liability provided in this Loan Agreement or in any of the other Loan Documents. Nothing in this
Section 5.1(I) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law. Borrower waives and releases Lender and any Deed of Trust Trustee from any rights or defenses Borrower may have under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of Hazardous Substances except to the extent directly and solely caused by the fraud or willful misconduct of Lender or Deed of Trust Trustee.

           (J) Access to Facilities. Borrower shall permit agents, representatives and employees of Lender to inspect any Facility or any part thereof at such reasonable times as may be requested by Lender upon advance notice.

           (K) Notice of Default. Borrower shall promptly, upon learning of such occurrence, advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default.

           (L) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

           (M) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

           (N) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with any Facility, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting any Facility or any part thereof out of such Insurance Proceeds, all as more specifically provided in the Deeds of Trust.

           (O) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

                 (i) upon Lender's request therefor given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and (b) searches of title to any Facility, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

                 (ii) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

                 (iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as Lender may require in Lender's discretion; and

                 (iv) do and execute all and such further lawful acts,
            conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall require from time to time in its discretion.

            (P) Management of Trust Property. Each Facility will be managed at all times by a Manager pursuant to a Management Agreement unless terminated as herein provided. Any Management Agreement shall be terminated by Borrower, at Lender's request, upon thirty (30) days prior written notice to Borrower and the relevant Manager, (i) upon the occurrence and continuance of an Event of Default, (ii) intentionally omitted, or (iii) in the event that, as of the last day of a calendar quarter, the Debt Service Coverage Ratio for any or all of the Facilities, computed on the basis of the prior twelve (12) calendar months, is less than 1.15. Lender shall not have the right to require Borrower to terminate a Management Agreement pursuant to clause (iii) above if on the first Payment Date after Lender made the determination that Lender had the right to terminate a Manager pursuant to clause (iii) above, Borrower defeases the Loan in accordance with the terms of Section 2.11 in an amount sufficient to cause the Debt Service Coverage Ratio (calculated as if such amount was actually applied to reduce the Principal Indebtedness upon which Debt Service was paid and calculated as if the Principal Indebtedness was reamortized on a straight-line basis (as if the reduction had occurred) over the remaining number of months until the Maturity Date), computed on the basis of the prior twelve (12) calendar months, to be at least equal to 1.50. If a Manager is terminated pursuant hereto, Borrower immediately shall seek a replacement manager reasonably acceptable to Lender in Lender's discretion, and Borrower's failure to appoint a reasonably acceptable manager within thirty (30) days after Lender's request of Borrower to terminate a Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the relevant Facilities, which successor manager shall be approved in writing by Lender in Lender's sole discretion. Notwithstanding the foregoing, any successor manager selected hereunder by Lender or Borrower to serve as manager (i) shall be a reputable management company having at least seven years' experience in the management of commercial properties with similar uses as the Facilities and in the jurisdiction(s) in which the relevant Facility or Facilities are located and
(ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area. At its option, Borrower may elect to manage any Facility; provided, however, notwithstanding such right and the exercise of Borrower's election to manage any Facility, at Lender's request, Borrower will be required to appoint a manager, acceptable to Lender, to manage the Facility upon the occurrence of an event described in clauses (i) through (iii) above; provided, further, Lender shall not have the right to require Borrower to appoint a manager pursuant to clause (iii) above if Borrower defeases the Loan as described in the second sentence of this Section 5.1(P).

            (Q)  Financial Reporting.

                 (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Facilities and in connection with any services, equipment or furnishings provided in connection with the operation of each Facility. Lender, at Lender's cost and expense, whether such income or expense may be realized by Borrower or by any other Person whatsoever, shall have the right from time to time and at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine any and all of Borrower's books, records and accounts as Lender shall determine in Lender's sole discretion to be necessary or appropriate in the protection of Lender's interest.

                 (ii) Borrower shall furnish to Lender annually within ninety
            (90) days following the end of each Fiscal Year, a true, complete and correct copy of Borrower's financial statement (a) be in form and substance acceptable to Lender in Lender's sole discretion,
            (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a consolidated balance sheet, an aged accounts receivable report and such other information or reports as shall be reasonably requested by Lender or any applicable Rating Agency, (d) be accompanied by an Officer's Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof the period of time it has existed and the action then being taken to remedy same and
            (e) be
            accompanied by an opinion from an Independent certified public accountant acceptable to Lender in Lender's sole discretion.

                 (iii) Borrower shall furnish to Lender annually within forty (40) days following the end of each Fiscal Year, a true, complete and correct copy of Borrower's unaudited financial statement which shall (a) be in form and substance acceptable to Lender in Lender's sole discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a consolidated balance sheet, an aged accounts receivable report and such other information or reports as shall be reasonably requested by Lender or any applicable Rating Agency and (d) be accompanied by an Officer's Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                 (iv) Borrower shall furnish to Lender within twenty-five
            (25) days following the end of each calendar month, a true, correct and complete monthly unaudited financial statement which shall (a) be in form and substance acceptable to Lender in Lender's sole discretion, (b) be prepared in accordance with GAAP, (c) include, without limitation, a statement of operations (profit and loss), a statement of cash flows, a calculation of Net Operating Income, a consolidated balance sheet, an aged accounts receivable report and such other information or reports as shall be reasonably requested by Lender or any applicable Rating Agency and (d) be accompanied by an Officer's Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and fairly reflects the results of operations and financial condition of Borrower for the relevant period, and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                 (v)  Borrower shall furnish to Lender, within twenty-five
            (25) days following the end of each calendar month, a true, complete and correct rent roll and occupancy report (including statistics concerning tenant sales) and such other occupancy and rate statistics as Lender shall request in Lender's discretion. Each such document shall (a) be in form and substance acceptable to Lender in Lender's sole discretion, and (b) be accompanied by an Officer's Certificate from a senior executive of Borrower certifying as of the date thereof (x) that such statement is true, correct, complete and accurate and (y) notice of whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                 (vi) Borrower shall furnish to Lender, within ten (10)
            Business Days after request, such further information with respect to the operation of the Facility and the financial affairs of Borrower as may be requested by Lender, including without limitation all business plans prepared for Borrower.

                 (vii) Borrower shall furnish to Lender, within ten (10) Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be requested by Lender.

                 (viii) Borrower shall, concurrently with Borrower's delivery to Lender, provide a copy of the items required to be delivered to Lender under this Section 5.1(Q) to the Rating Agencies, the trustee, and any servicer and/or special servicer that may be retained in conjunction with the Loan or any Securitization. Borrower shall furnish to Lender written notice, within two Business Days after receipt by Borrower, of any Rents, Money or other items of Gross Revenue that Borrower is not required by this Agreement to deposit in the Collection Account or Cash Collateral Account, together with such other documents and materials relating to such Rents, Money or other items of Gross Revenue as Lender requests in Lender's discretion.

                 (ix) Borrower shall provide Lender with updated information
            (satisfactory to Lender in Lender's discretion) concerning the Basic Carrying Costs for the next succeeding Fiscal Year prior to the termination of each Fiscal Year.

                 (x) Borrower shall furnish to Lender, within ten (10) Business Days after request, such other financial information with respect to Borrower or any Manager as Lender may reasonably request.

            (R) Conduct of Business. Borrower shall cause the operation of each Facility to be conducted at all times in a manner consistent with at least the level of operation of such Facility as of the Closing Date, including, without limitation, the following:

                 (i) to maintain or cause to be maintained the standard of operations at each Facility at all times at a level necessary to insure a level of quality for each Facility consistent with similar facilities in the same competitive market;

                 (ii) to operate or cause to be operated each Facility in a prudent manner in compliance in all respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits, and any other agreements necessary for the continued use and operation of each Facility to remain in effect; and

                 (iii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at each Facility to enable Borrower or Manager to operate such Facility.

            (S)  Intentionally omitted.

            (T) ERISA. Borrower shall deliver to Lender as soon as possible, and in any event within ten days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Borrower setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

                 (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                 (ii) the distribution under Section 4041 of ERISA of a
            notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

                 (iii)     the institution by PBGC of proceedings under
            Section 4042 of ERISA for the termination of or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal from a Multiemployer
            Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by

            Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
            Section 4241 or 4245 of ERISA or that it intends to terminate or
            has terminated under           Section 4041A of ERISA,

                 (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                 (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                 (vii) the imposition of a Lien or a security interest in connection with a Plan.

            (U) Single Purpose Entity. Borrower shall at all times be a Single Purpose Entity.

                    (V) Trade Indebtedness. Borrower will pay its trade payables, within sixty (60) days of the date incurred, unless Borrower is in good faith contesting Borrower's obligation to pay such trade payables in a manner satisfactory to Lender (which may include Lender's requirement that Borrower post security with respect to the contested trade payable).

                    (W) Capital Improvements and Environmental Remediation. Borrower shall, within six (6) months of the date hereof perform the repairs and environmental remediation to the each Facility itemized on Exhibit D hereto.

                    (X) Annual Operating Budgets. Borrower shall submit to Lender Annual Operating Budgets at those times and in such form and substance as set forth in the definition of "Annual Operating Budget" in this Agreement.

                    (Y) SPE Equity Owner Filings. Borrower shall deliver to Lender within fifteen (15) days after filing with the SEC copies of any filings made with the SEC by the SPE Equity Owner.

                                   ARTICLE VI

                              NEGATIVE COVENANTS

            Section 6.1. Borrower Negative Covenants. Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

                    (A) Liens on the Trust Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Facility or any portion thereof, except: (i) Liens in favor of Lender, and (ii) the Permitted Encumbrances.

                    (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Deed of Trust, or except as otherwise approved by Lender in writing in Lender's sole discretion, allow any Transfer to occur, terminate or modify the Management Agreement, or enter into a Management Agreement with respect to any Facility.

                    (C) Other Borrowing. Except for (i) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Facilities which do not exceed, at any time, a maximum amount of $250,000 (with respect to any one Facility) and are paid within sixty (60) days of the date incurred, incur, create, assume, become or be liable in any manner with respect to Other Borrowings.

                    (D) Leases. Enter into any Leases with all or any portion of any Facility which grant the lessee thereunder any option to purchase or right of first refusal to purchase all or any portion of such Facility.

                    (E) Change In Business. Cease to be a Single-Purpose Entity or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                    (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

                    (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party, and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $50,000 (determined annually on an aggregate basis) fully disclosed to Lender in advance.

                    (H) Creation of Easements. Create, or permit any Facility or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance.

                    (I) Misapplication of Funds. Distribute any Rents or Money received from Accounts in violation of the provisions of Section 2.12.

                    (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

                    (K) Issuance of Equity Interests. Issue or allow to be created any stocks or shares or partnership or membership interests, as applicable, or other ownership interests other than the stocks, shares, partnership or membership interests and other ownership interests which are outstanding or exist on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for Borrower's ownership interests in Borrower. If at any time Borrower is a limited partnership or a limited liability company, Borrower shall not allow to be issued or created any stock in Borrower's general partner or managing member, as applicable, other than the stock which is outstanding or existing on the Closing Date or any security or other instrument which by its terms is convertible into or exercisable or exchangeable for any stock in Borrower's general partner or managing member, as applicable.

                    (L) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to any Facility, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Facility without Lender's prior written consent which consent may be granted or refused in Lender's sole discretion.

                    (M) Place of Business. Change its chief executive office or its principal place of business or place where its books and records are kept without giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

                               ARTICLE VII

                                DEFAULTS

                    Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

                         (i) if on any Payment Date the funds in the Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date, unless Borrower pays the Required Debt Service Payment due on such Payment Date;

                         (ii) intentionally omitted;

                         (iii) if Borrower falls to pay the outstanding Indebtedness on the Maturity Date;

                         (iv) if on any Payment Date Borrower fails to pay
                    the Basic Carrying Costs Monthly Installment or the Capital Reserve Monthly Installment due on such Payment Date;

                         (v) if on the date any payment of a Basic Carrying Cost would become delinquent, the funds in the Basic Carrying Costs Sub-Account required to be reserved pursuant to Section 2.12(g) together with any funds in the Cash Collateral Account not allocated to another Sub-Account are insufficient to make such payment;

                         (vi) the occurrence of the events identified
                    elsewhere in the Loan Documents as constituting an "Event of Default" hereunder or thereunder;

                         (vii) a Transfer, unless the prior written consent of Lender is obtained (which consent may be withheld with or without cause in Lender's discretion);

                         (viii) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document;

                         (ix) if any representation or warranty made herein
                    or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by Borrower, shall be false in any material respect as of the date such representation or warranty was made or remade, and such falsity or incorrectness shall not have been cured within thirty
                    (30) days after the date on which the Borrower has knowledge of such falsity or incorrectness, or if the Borrower is diligently pursuing such cure in such thirty
                    (30) day period and, in the Lender's judgment such falsity or incorrectness can be cured with reasonable diligence in an additional sixty (60) days, then such thirty (30) day limited cure period shall be extended an additional sixty (60) days for a total of ninety (90) days;

                         (x) if Borrower, any of Borrower's partners or members, as applicable, or the SPE Equity Owner makes an assignment for the benefit of creditors;

                         (xi) if a receiver, liquidator or trustee shall be
                    appointed for Borrower, any of Borrower's partners or members, as applicable, or the SPE Equity Owner or if Borrower, any of Borrower's partners or members, as applicable, or the SPE Equity Owner shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Borrower, any of Borrower's partners or members, as applicable, or the SPE Equity Owner or if any proceeding for the dissolution or liquidation of Borrower, any of Borrower's partners or members, as applicable, or the SPE Equity Owner shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, any of Borrower's partners or members, as applicable, or the SPE Equity Owner as the case may be, upon the same not being discharged, stayed or dismissed within 90 days, or if Borrower, any of Borrower's partners or members, as applicable, or the SPE Equity Owner shall generally not be paying its debts as they become due;

                         (xii) if Borrower attempts to delegate its obligations or ssign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, except as specifically permitted herein;

                         (xiii) if any provision of any organizational document of Borrower is amended or modified in any respect which may adversely affect Lender, or if Borrower or any of its partners or members, as applicable, fails to perform or enforce the provisions of such organizational documents or attempts to dissolve Borrower; or if Borrower or any of its partners or members, as applicable, breaches any of its covenants set forth in Sections 5.1(U), or 6.1(E);

                         (xiv) if Borrower fails to (A) notify Lender of the occurrence of a Default under any of the Loan Documents within ten (10) days of the day on which Borrower first has knowledge of such Default or (B) give any notice due to any Person under any Loan Document (a) within two (2) days after such notice was due or (b) in accordance with the applicable procedural requirements set forth in the Loan Documents;

                         (xv) if Borrower shall be in default under any of
                    the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement, the Note, the Deeds of Trust or the other Loan Documents, not otherwise referred to in this Section 7.1, for ten
                    (10) days after written notice to Borrower from Lender or its successors or assigns, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice from Lender or its successors or assigns, in the case of any other default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary default under this subparagraph is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice from Lender;

                         (xvi)     if an event or condition specified in
                    Section 5.1(T) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur or in the opinion of Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of Lender, a Material Adverse Effect;

                         (xvii)    if without Lender's prior written consent
                    (A) any Manager resigns or is removed, (B) the management or control of such Manager is transferred or (C) any Management Agreement is entered into for any Facility or
                    (D) there is any change in or termination of any Management Agreement for any Facility; and

                         (xviii)   if any Burnham Party shall be in default
                    under any of its respective covenants, agreements or undertakings set forth in the Burnham Party Agreement.

                    Section 7.2. Remedies. (a) Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers and other remedies available to Lender against Borrower under this Agreement, the Note, the Deeds of Trust or any of the other Loan Documents, or at law or in equity may be exercised by Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Yield Maintenance Premium and any other amounts owing by Borrower to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Facility or all or any portion of the Collateral. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, Yield Maintenance Premium and any other amounts owing by Borrower shall be accelerated and immediately due and payable, without any election by Lender upon the occurrence of an Event of Default described in
Section 7.1(x) or Section 7.1(xi). Notwithstanding that this Agreement may refer to a continuing Event of Default, and without limiting Borrower's right to cure a Default which may, with the passage of time, become an Event of Default, Borrower shall have no right pursuant to this Agreement to cure any Event of Default unless this Agreement is amended by Borrower and Lender in writing.

                    Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Lender's rights with respect to the Collateral shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Collateral at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Lender in the event of any Default or Event of Default with respect to the Collateral or otherwise hereunder. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of any Deed of Trust on a related Facility, to the extent necessary to foreclose on other parts of the Trust Property.

                    Section 7.4. Lender's Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof without in any way limiting Section 7.1 hereof, from Lender, Lender may, but shall have no obligation to, itself perform, or cause performance of such covenant or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender upon demand. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

                                   ARTICLE VIII

                                   MISCELLANEOUS

                   Section 8.1. Survival. Subject to Section 4.2, this Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Deeds of Trust and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

                    Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender.

                    Section 8.3. Governing Law. (a) In all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of California.

                    (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN LOS ANGELES, CALIFORNIA OR IN ANY FEDERAL OR STATE COURT IN THE JURISDICTION IN WHICH THE COLLATERAL IS LOCATED AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

                    Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

                    Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                    Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid,
(c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to Lender at its address set forth on the first page hereof, and if to Borrower at its designated address set forth on the first page hereof or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered concurrently to each of the following: William Lindsay, Esquire, Gibson, Dunn & Crutcher, LLP, 333 South Grand Avenue, Los Angeles, CA 90071-3197, Telefax Number (213) 229-7520; Two World Financial Center, Building B, New York, NY 10281-1198, Attention Sheryl McAfee, Telefax Number
(212) 667-1206; and Two World Financial Center, Building B, New York, NY 10281-1198, Attention: Legal Counsel, Telefax Number (212) 667-1022. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 8.6. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

                    SECTION 8.7. TRIAL BY JURY. BORROWER AND LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

                    Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                    Section 8.9. Assignment. Lender shall have the right to assign in whole or in part this Agreement and/or any of the other Loan Documents and the obligations hereunder or thereunder to any Person and to participate all or any portion of the Loan evidenced hereby, including without limitation, any servicer or trustee in connection with a Securitization. Lender shall provide Borrower with written notice of any such assignment; provided, however, that such notice shall not be a condition of Lender's right to assign this Agreement and/or any of the Loan Documents and the failure to deliver such notice shall not constitute a default under this Loan Agreement.

                    Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                    Section 8.11. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                    Section 8.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

                    Section 8.13. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Deeds of Trust or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                    Section 8.14. Exculpation. Except as otherwise set forth in this Section 8.14 and Section 4.2 to the contrary, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Deeds of Trust or any of the other Loan Documents executed and delivered by Borrower except that Lender may pursue any power of sale, bring a foreclosure action, action for specific performance, action for money judgment, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) against Borrower or any other Person solely for the purpose of enabling Lender to realize upon (i) the Collateral, and (ii) the Rents and Accounts arising from any Facility to the extent (x) received by Borrower or any Manager (or any of their affiliates), after and during the continuation of the occurrence of an Event of Default or (y) distributed to Borrower or any Manager, or their respective shareholders, or partners or members, as applicable, or affiliates during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Section 2.7 (all Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Lender under the Loan Documents ((i), (ii), and (iii) collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable only to the extent of any such Default Collateral. The provisions of this Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Loan Documents or in any way affect or impair the Liens of the Deeds of Trust or any of the other Loan Documents or the right of Lender to foreclose the Deeds of Trust following an Event of Default; (b) impair the right of Lender to name any Person as a party defendant in any action or suit for judicial foreclosure and sale under any of the Deeds of Trust; (c) affect the validity or enforceability of the Note, the Deeds of Trust or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the right of Lender to bring suit for any damages, losses, expenses, liabilities or costs resulting from fraud, intentional misrepresentation, physical waste of all or any portion of any Facility, or wrongful removal or disposal of all or any portion of any Facility by any Person in connection with this Agreement, the Note, the Deeds of Trust or the other Loan Documents; (f) impair the right of Lender to obtain the Recourse Distributions received by any Person; (g) impair the right of Lender to bring suit with respect to any misappropriation of security deposits or Rents collected more than one month in advance; (h) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to the Deeds of Trust; (i) impair the right of Lender to enforce the provisions of Sections 4.1(b)(U) or 5.1(D)-(I) of this Agreement, Section 2.8 of the Deeds of Trust even after repayment in full by Borrower of the Indebtedness; (j) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the Collateral securing the Note as provided in the Loan Documents; (k) impair the right of Lender to bring suit with respect to any misapplication of any funds; or (l) impair the right of Lender to sue for, seek or demand a deficiency judgment against any Person solely for the purpose of foreclosing the Trust Property or any part thereof or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (l) shall be enforceable only to the extent of any of the Default Collateral. The provisions of this Section 8.14 shall be inapplicable to any Person if (i) any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law against Borrower shall be filed by or against Borrower or consented to or acquiesced to by Borrower,
(ii) if Borrower shall institute any proceeding for the dissolution or liquidation of Borrower, (iii) if Borrower shall make an assignment for the benefit of creditors or (iv) if Borrower shall breach the representation and warranty in Section 4.1(b)(Z).

                    Section 8.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                    Section 8.16. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note, the Deeds of Trust and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan, this Agreement, the Note, the Deeds of Trust and the other Loan Documents which Borrower may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Deeds of Trust and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

                    Section 8.17. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Trust Property other than that of mortgagee or lender.

                    Section 8.18. Waiver of Marshalling of Assets Defense. To the fullest extent that Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Trust Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of any Facility for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Deed of Trust Trustee to the payment of the Indebtedness in preference to every other claimant whatsoever.

                    Section 8.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Borrower by Lender or Lender's agents.

                    Section 8.20. Conflict: Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Deeds of Trust or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                    Section 8.21. Brokers and Financial Advisors. Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except Advisor. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than Advisor), that such. Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

                    Section 8.22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                    Section 8.23. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section , that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

                    Section 8.24. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, reasonable out-of-pocket fees, costs, expenses, and disbursements of Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), Surveys and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, and (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness.

                    Section 8.25. Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 8.25.

                    Section 8.26 Entire Agreement. This Agreement, together with the Exhibits hereto and the other Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

                    Section 8.27 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Loan Agreement and any other Loan Document and any or all servicing rights with respect thereto, or to grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the "Investor") or any Rating Agency rating such securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Loan, Borrower, any guarantor, any Indemnitor and the Facility, which shall have been furnished by Borrower, any guarantor, any Indemnitor, or any party to any Loan Document, or otherwise furnished in connection with the Loan, as Lender in its sole discretion determines necessary or desirable.

                    Section 8.28. Limitation of Interest. It is the intention of Borrower and Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Loan Document or otherwise in connection with the Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Lender (or if the Loan shall have been paid in full, refunded to Borrower); and (ii) in the event that maturity of the Loan is accelerated by reason of an election by Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in the Loan Documents or, otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Loan and any other amounts not constituting interest shall have been paid in full, refunded to Borrower).

                    In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, Lender shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and
(b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout the entire term of the Loan; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Lender shall refund to Borrower the amount of such excess, and in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

                    Section 8.29. Indemnification. Subject to Section 8.14, Borrower shall indemnify and hold Lender and each of its affiliates (including its officers, directors, partners, employees and agents and each other person, if any, controlling Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or
Section 20 of the Securities Exchange Act of 1934, as amended) (each, including Lender, an "Indemnified Party") harmless against any and all losses, claims, damages, costs, expenses (including the fees and disbursements of outside counsel retained by any such person) or liabilities in connection with, arising out of or as a result of the transactions and matters referred to or contemplated by this Agreement, except to the extent that it is finally judicially determined that any such loss, claim, damage, cost, expense or liability resulted solely from the fraud or willful misconduct of such Indemnified Party. In the event that any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated in this Agreement, Borrower shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder.

                    Section 8.30. Borrower Acknowledgments. Borrower hereby acknowledges to and agrees with Lender that (i) the scope of Lender's business is wide and includes, but is not limited to, financing, real estate financing, investment in real estate and other real estate transactions which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates and (ii) Borrower has been represented by competent legal counsel and has consulted with such counsel prior to executing this Loan Agreement and any of the other Loan Documents.

                    Section 8.31. Publicity. Lender and Borrower shall have the right, with each other's consent (not to be unreasonably withheld), to issue press releases, advertisements and other promotional materials describing Lender's participation in the origination of the Loan or the Loan's inclusion in any Securitization effectuated or to be effectuated by Lender.

                    Section 8.32. Cross-Collateralization. Without limitation to any other right or remedy provided to Lender in this Agreement, any of the other Loan Documents, or at law or in equity, Borrower acknowledges and agrees that, to the full extent permitted under applicable law, if an Event of Default shall occur and be continuing, (i) Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Lender is not required to either marshall assets or sell Collateral in any inverse order of alienation, (iii) the exercise by Lender of any remedies against any Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other Collateral, (iv) all Liens and other rights, remedies and privileges provided to Lender in this Agreement and in the other Loan Documents or otherwise shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon, and (v) each Facility shall be security for the performance of all of Borrower's obligations hereunder.

                 [signatures commence on following page]

                    IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                              LENDER:


                              NOMURA ASSET CAPITAL
                              CORPORATION, a Delaware corporation


                              By: /s/ Justin C. Bert
                                 --------------------------------
                              Name:   Justin C. Bert
                                    ------------------------------
                              Title:  Vice President
                                     -----------------------------

                    [signatures continued on following page]

                              BORROWER:


                              BPP/GOLDEN STATE ACQUISITIONS, L.L.C.,
                              a Delaware limited liability company


                              By:  BURNHAM PACIFIC OPERATING
                                   PARTNERSHIP, L.P., a Delaware
                                   limited partnership, its
                                   Managing Member

                                   By:  Burnham Pacific Properties,
                                        Inc., a Maryland corporation,
                                        its sole General Partner

                                        By: /s/ Michael L. Rubin
                                           ------------------------------
                                        Name:   Michael L. Rubin
                                             ----------------------------
                                        Title:  Executive Vice President
                                               --------------------------

                                       EXHIBIT A
                            Operating Expense Certificate

Nomura Asset Capital Corporation
2 World Financial Center, Building B
New York, New York 10281-1198
Attention:  Sheryl McAfee

                    Re: Loan Agreement (the "Loan Agreement") dated as of December 30, 1997 between BPP/Golden State Acquisitions, L.L.C. ("Borrower") and Nomura Asset Capital Corporation (together with its successors and assigns "Lender")

Ladies and Gentlemen:

          This certificate is delivered in accordance with Section 2.12(f) of the Loan Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Borrower hereby certifies that the Operating Expenses for the Interest Accrual Period from _________________ to _________________, are
_________________ Dollars ($____________) and that such Operating Expenses are equal to or less than the Operating Expenses for such period set forth on the Operating Budget.

                         BPP/GOLDEN STATE ACQUISITIONS, L.L.C.,
                         a Delaware limited liability company

                         By:  BURNHAM PACIFIC OPERATING PARTNERSHIP,
                              L.P., a Delaware limited partnership,
                              its Managing Member

                              By: Burnham Pacific Properties, Inc.,
                                  a Maryland corporation,
                                  its sole General Partner

                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------

                                       EXHIBIT B

                                Allocated Loan Amounts

                                    [see attached]

                                       EXHIBIT C


                                Additional Definitions


Base Net Operating Income               $21,120,552.00

Base Payment                            $  1,022,114.79

Deferred Maintenance Amount             $    420,750.00

Initial Basic Carrying Costs Amount     $  1,172,409.40

                                       EXHIBIT D

              Deferred Maintenance and Environmental Remediation Exhibit

                                    [see attached]